                                                                  EXHIBIT 10.44
                                                                  EXECUTION COPY





                        FIRST AMENDMENT AND RESTATEMENT
                          dated as of December 1, 1994

                                       to

                      MASTER SALE AND SERVICING AGREEMENT
                          dated as of December 1, 1990

                                     among

                          BEVERLY FUNDING CORPORATION,

                        BEVERLY CALIFORNIA CORPORATION,

                         THE WHOLLY-OWNED SUBSIDIARIES
                          OF BEVERLY ENTERPRISES, INC.
                           EXECUTING THIS AGREEMENT,

                           BEVERLY ENTERPRISES, INC.

                                      and

                              CERTAIN WHOLLY-OWNED
                   SUBSIDIARIES OF BEVERLY ENTERPRISES, INC.
                            WHICH MAY BECOME PARTIES
                           HERETO AS PROVIDED HEREIN

                               TABLE OF CONTENTS

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                                                        ARTICLE I

                                                       DEFINITIONS
         Section 1.1.      Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.2.      Accounting Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                                        ARTICLE II

                                                   SALES OF RECEIVABLES
         Section 2.1.      Sales of Receivables   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 2.2.      Repurchase of Certain Purchased Receivables  . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 2.3.      Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                                       ARTICLE III

                                              REPRESENTATIONS AND WARRANTIES
         Section 3.1.      Representations and Warranties of the Seller   . . . . . . . . . . . . . . . . . . . . . .  20
         Section 3.2.      Representations and Warranties of the Seller Relating to the Agreement and the
                           Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 3.3.      Representations and Warranties of Beverly  . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 3.4.      Representations and Warranties of Each Selling Subsidiary  . . . . . . . . . . . . . . . .  24

                                                        ARTICLE IV

                                                        COVENANTS
         Section 4.1.      Covenants of the Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 4.2.      Covenants of Beverly   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 4.3.      Covenants of Each Selling Subsidiary   . . . . . . . . . . . . . . . . . . . . . . . . . .  32

                                                        ARTICLE V

                                               ADMINISTRATION AND SERVICING
                                                      OF RECEIVABLES
         Section 5.1.      General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 5.2.      Servicer Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 5.3.      Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 5.4.      Repurchase by Servicers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 5.5.      Master Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 5.6.      Semi-Annual Servicer's Certificate   . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 5.7.      Semi-Annual Independent Public Accountants' Servicing Report . . . . . . . . . . . . . . .  36
         Section 5.8.      Notices to the Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37





                                      (i)

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                                                        ARTICLE VI

                                                ALLOCATION AND APPLICATION
                                                      OF COLLECTIONS
         Section 6.1.      Establishment of Issuer Accounts; Investment   . . . . . . . . . . . . . . . . . . . . . .  37
         Section 6.2.      Collections and Allocations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 6.3.      Application of Amounts in Collection Account   . . . . . . . . . . . . . . . . . . . . . .  38
         Section 6.4.      Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 6.5.      Adjustment Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 6.6.      Adjustments for Miscellaneous Credits and Erroneous Charges  . . . . . . . . . . . . . . .  41

                                                       ARTICLE VII

                                        CERTAIN MATTERS RELATING TO THE SELLER AND
                                                 THE SELLING SUBSIDIARIES
         Section 7.1.      Merger or Consolidation of, or Assumption of the Obligations of, the Seller or
                           any Selling Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

                                                       ARTICLE VIII

                                           OTHER MATTERS RELATING TO SERVICING
         Section 8.1.      Liability of the Servicers and Master Servicer; Indemnification  . . . . . . . . . . . . .  42
         Section 8.2.      Merger or Consolidation of, or Assumption of the Obligations of, the Servicers
                           or Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 8.3.      Servicers and Master Servicer Not To Resign  . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 8.4.      Delegation of Duties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 8.5.      Monitoring   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 8.6.      Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

                                                        ARTICLE IX

                                                    SERVICING DEFAULTS
         Section 9.1.      Servicing Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 9.2.      Appointment of Successor Servicer or Successor Master Servicer . . . . . . . . . . . . . .  46
         Section 9.3.      Collection of Medicaid, Medicare and Department of Veterans' Affairs Payments by
                           Servicers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

                                                        ARTICLE X

                                              MATTERS RELATING TO THE ISSUER
         Section 10.1.     Recourse   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 10.2.     Inspection of Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48





                                      (ii)

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                                                        ARTICLE XI

                                                        INDEMNITY
         Section 11.1.     Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

                                                       ARTICLE XII

                                                 MISCELLANEOUS PROVISIONS
         Section 12.1.     Transfer Termination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 12.2.     Termination of Agreement; Sale of Receivables  . . . . . . . . . . . . . . . . . . . . . .  50
         Section 12.3.     Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 12.4.     Intention of the Parties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 12.5.     GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL . . . . . . . . . . . . . . .  51
         Section 12.6.     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 12.7.     Severability of Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 12.8.     Assignment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 12.9.     Further Assurances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 12.10.    No Waiver; Cumulative Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 12.11.    Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 12.12.    Binding Effect; Benefit of Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 12.13.    Nonpetition Covenant   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 12.14.    Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 12.15.    General Provision as to Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 12.16.    Additional Parties Hereto  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 12.17.    Assignment of this Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 12.18.    Limitation of Liability of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 12.19.    Entire Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

_______________________________

Schedule I        -       Conditions to Effectiveness
Schedule II       -       List of Facilities Which Originated Designated Receivables
Schedule IIIA     -       Designated Receivable Facilities
Schedule IIIB     -       Effective Date Receivable Facilities
Schedule IIIC     -       Additional Receivables
Schedule IV       -       Litigation Schedule
Exhibit A         -       Form of Selling Subsidiary Agreement
Exhibit B         -       Form of Confirming Agreement
Exhibit C         -       Form of Selling Subsidiary Confirming Agreement
Exhibit D         -       Form of Daily Report
Exhibit E         -       Form of Daily Trustee Report
Exhibit F         -       Form of Monthly Trustee Report





                                     (iii)

                  FIRST AMENDMENT AND RESTATEMENT, dated as of December 1, 1994, to MASTER SALE AND SERVICING AGREEMENT (the "Original Agreement") dated as of December 1, 1990 among BEVERLY FUNDING CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Beverly Enterprises, Inc. (the "Issuer"), BEVERLY ENTERPRISES, INC., a Delaware corporation ("Beverly"), BEVERLY CALIFORNIA CORPORATION, a California corporation and a wholly-owned subsidiary of Beverly (the "Seller", or in its capacity as a servicer hereunder with respect to its Receivables, a "Servicer" or in its capacity as such, the "Master Servicer"), the direct or indirect wholly-owned subsidiaries of Beverly executing this Agreement (each, a "Selling Subsidiary" or, in its capacity as a servicer hereunder with respect to its respective Receivables, a "Servicer"; and, together with the Seller in its capacity as a Servicer with respect to Purchased Receivables originated by the Seller and the other Selling Subsidiaries in their respective capacities as a Servicer with respect to the Selling Subsidiaries Receivables, collectively, the "Servicers"). In addition, as provided herein, certain other direct or indirect wholly-owned subsidiaries of Beverly may become parties hereto.

                  The parties hereto agree that, effective the Effective Date, the Original Agreement is amended and restated to read as follows:


                                   ARTICLE I

                                  DEFINITIONS

                  Section 1.1.    Definitions.     (a)  Except as otherwise
specified herein or as the context may otherwise require, capitalized terms used herein shall have the respective meanings set forth below:

                  "Additional Receivables" shall mean any Receivable listed on
Schedule IIIC hereto which is transferred to the Issuer on the Effective Date.

                  "Affiliate" shall mean, with respect to a Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Amortization Event" shall mean any of the following events:

                  (a) the Seller or the Master Servicer shall fail (i) to make (or cause to be made) any payment or deposit on or before the date occurring three (3) Business Days after the date when it is required to do so under the terms of this Agreement (except for deposits required to be made into the Collection Account pursuant to Section 6.2(a), in which case an Amortization Event shall mean the failure to make such a deposit on or before the required date of deposit specified therein, other than a failure caused by factors outside the control of the Seller, the Master Servicer or the Servicers, in which case an Amortization Event shall mean a failure to make such a deposit on or before the date one (1) Business Day after the required date of deposit specified therein); or (ii) to observe or perform in any material respect any of its other covenants or agreements, set forth herein for a period of three
(3) Business Days (in the case of covenants contained in Section 2.2, 5.4 or 6.6) or 30 days (in the case of other covenants and agreements herein) after there shall have been given, by registered or certified mail to the Seller or the Master Servicer, as the case may be, by the Issuer, the Trustee or the Holders of at least 50% in Aggregate Outstanding Amount of Health Care Notes of any Series (with a copy to the Trustee), a written notice specifying such failure and requiring it to be remedied;

                  (b) any representation or warranty made by the Seller or any Selling Subsidiary with respect to the Purchased Receivables proves to have been incorrect in any respect when made (or deemed made), which continues to be incorrect in any respect and unremedied for a period of 30 days, and all such incorrect representations and warranties taken together have a material adverse effect on the Purchased Receivables as a whole or the Issuer's ownership interest therein;

                  (c) involuntary proceedings or an involuntary petition shall be commenced or filed against Beverly, any Selling Subsidiary or the Seller under any bankruptcy, insolvency or similar law or seeking dissolution or reorganization of Beverly, any Selling Subsidiary or the Seller or the appointment of a receiver, trustee, custodian or liquidator for Beverly, any Selling Subsidiary or the Seller or a substantial part of the property, assets or business of Beverly, any Selling Subsidiary or the Seller, or any writ, order, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of Beverly, any Selling Subsidiary or the Seller;

                  (d) Beverly, any Selling Subsidiary or the Seller shall commence a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Beverly, any Selling Subsidiary or the Seller or for any substantial part of any of their respective property, or make any general assignment for the benefit of creditors, or the failure by Beverly, any Selling Subsidiary or the Seller generally to pay its debts as such debts become due, or the taking of any corporate action by Beverly, any Selling Subsidiary or the Seller to authorize any of the foregoing;

                  (e) Beverly, any Selling Subsidiary, the Seller or the Issuer is or becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or the Issuer or any of its Securities becomes subject to a registration requirement under any Applicable Securities Law;

                  (f) a Servicing Default shall have occurred and be continuing;

                  (g) an Event of Default under the Indenture shall have occurred and be continuing;

                  (h) the Net Purchased Receivables shall be determined to be less than the Minimum Required Receivables Balance for five (5) consecutive Business Days and the Trustee shall have not received written notice from Holders of at least 50% in Aggregate Outstanding Amount of Health Care Notes of each Series waiving such Amortization Event;

                  (i) the Loss Ratio shall be determined to be greater than 1.8% for five (5) consecutive Business Days and the Trustee shall have not received written notice from Holders of at least 50% in Aggregate Outstanding Amount of Health Care Notes of each Series waiving such Amortization Event;

                  (j) the Delinquency Ratio shall be determined to be greater than 10% for five (5) consecutive Business Days and the Trustee shall not have received written notice from Holders of at least 50% in Aggregate Outstanding Amount of Health Care Notes of each Series waiving such Amortization Event;

                  (k) any Person, together with its Affiliates, shall beneficially own collectively such amount of the issued and outstanding capital stock of Beverly that will enable such Person and its Affiliates to elect a majority of the Board of Directors of Beverly (irrespective of whether such power can be exercised at one time; or over a period of time; or

                  (l) the Issuer shall fail to pay (or amounts shall not have been deposited into the related Expense Subaccount with respect to) any Series Special Obligation within five (5) Business Days of any such amount becoming due.

                  "Amortization Period" shall mean the period beginning on the Transfer Termination Date and continuing until the Health Care Notes of all Series have been paid in full.

                  "Applicable Securities Law" shall mean any of: (i) the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Investment Company Act of 1940, as amended; or (ii) any other Requirement of Law imposed by the United States or any Governmental Authority thereof pertaining to the distribution, investment, holding or disposition of Securities.

                  "Authorized Officer" shall mean (i) the President, any Vice President, the Secretary, the Treasurer or the Assistant Secretary of the Master Servicer or any Servicer, as the case may be, or (ii) any other person duly authorized by the Master Servicer or any Servicer, as the case may be, to perform any act or discharge any duty in connection with the execution, issuance, and delivery of this Agreement and the transactions contemplated hereby.

                  "Balance" shall mean, at the time of reference with respect to any Receivable, the product of (i) the then outstanding unpaid balance of such Receivable times (ii) 98.5% (expressed as a decimal).

                  "Base Reserve" shall mean, on any day, the lesser of (i) the product of (a) the Base Reserve Percent times (b) the Net Purchased Receivables and (ii) the Base Reserve Cap, all determined as of such day.

                  "Base Reserve Cap" shall mean, on any day, the product of (i) the quotient of (a) the Base Reserve Percent divided by (b) one minus the Base Reserve Percent times (ii) (A) the aggregate Net Note Balance of all Series minus (B) the principal amounts of Eligible Investments and cash in the Collection Account (after applications pursuant to Section 6.3) all determined as of such day.

                  "Base Reserve Percent" shall mean, on any day, the weighted average Series Base Reserve Percent for all Series of Health Care Notes (based on the relative outstanding Net Note Balance of each such Series on such day).

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York or Fort Smith, Arkansas are authorized or obligated by law, regulation or executive order to remain closed.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations (including, without limitation, temporary and proposed regulations) thereunder.

                  "Collection Account" shall have the meaning specified in
Section 6.1.

                  "Collection Period" shall mean each calendar month during the term of this Agreement; provided, that, (x) the initial Collection Period shall commence on December 1, 1994 and (y) for purposes of calculating certain components of the definition of Required Enhancement Amount, this definition of Collection Period shall include any applicable "Collection Period" as such term is defined in the Original Agreement.

                  "Collections" shall mean, in each case regardless of the form of payment: (i) all payments in respect of Purchased Receivables (including any sales of Purchased Receivables pursuant to Article IX of the Indenture; (ii) all payments received in respect of Eligible Investments; (iii) all payments of the Repurchase Price pursuant to Section 2.2 or 5.4; and (iv) all payments on account of adjustments pursuant to Section 6.6.

                  "Confirming Assignment" shall have the meaning specified in
Section 2.1(d)(ii).

                  "Contractual Obligation" shall mean, as to any Person, any provision of any Security issued by such Person or of any agreement, instrument or undertaking of any kind to which such Person is a party or by which it or any of its property is bound.

                  "Current Servicing Fee Reserve" shall mean, on any day, the product of (a) the Servicing Fee Rate and (b) the quotient equal to (i) the aggregate number of days remaining in the current Collection Period divided by
(ii) 360 and (c) the Balance of Purchased Receivables for such day, all determined as of such day.

                  "Current Yield Reserve" shall mean, on any day, the product of (a) the weighted average Series Note Interest Rate (or Series Alternate Note Interest Rate (if applicable)) on the Health Care Notes of all Series in effect for such day (based on relative outstanding principal balances), (b) the quotient equal to (i) the number of days remaining until the next Distribution Date, divided by (ii) 360 and (c) the then aggregate outstanding principal amount of Health Care Notes of all Series on the prior Distribution Date (after giving effect to any distributions made on such date), all determined as of such day.

                  "Daily Cost Available Amount" shall mean, on any day, the Trustee Cost Cap less the cumulative amounts previously requested by the Trustee to be applied (and actually deposited into the Expense Account) pursuant to Sections 6.3(a)(ii)(B) and 6.3(b)(ii)(B) through such day, all determined as of such day.

                  "Daily Costs" shall mean, for each day, the sum of all amounts payable by the Issuer on (or accruing for) such day with respect to the transactions contemplated hereby and by the Indenture and the Related Documents in respect of the following: (1) legal, auditing, printing, reproduction and closing fees and expenses (including but not limited to the costs of filing UCC continuation statements and preparing any certificates required hereunder or under any Related Document), (2) auditors', accountants' (including Independent public accountants), attorneys', investment bankers' and board of directors' fees and expenses, (3) rating agencies' fees, (4) franchise, income and other taxes of the Issuer, (5) without duplication, all other amounts other than Series Special Obligations (including, without limitation, fees, indemnities, expenses, prepayment premiums and compensation in respect of increased costs or capital adequacy) of any kind or description payable under the Indenture or any Related Document, (6) amounts due and payable to the Trustee not otherwise paid pursuant to Sections 6.3(a)(ii) and 6.3(b)(ii) and (7) any other administrative fees and expenses incurred by the Issuer not exceeding $50,000 for any one item of such administrative fees and expenses referred to in this subclause (7) and not exceeding $100,000 in the aggregate for each successive twelve-month period for all such items of administrative fees and expenses referred to in this subclause (7).

                  "Daily Report" shall mean the report in the form attached as Exhibit E to be delivered by the Servicer pursuant to Section 6.4.

                  "Daily Trustee Report" shall mean the report in the form attached as Exhibit F delivered by the Servicer pursuant to Section 6.4.

                  "Date of Processing" shall mean, with respect to any Receivable, the Business Day on which such Receivable is first recorded by input in the respective Servicer's computerized customer record file (without regard to the effective date of such recordation).

                  "Day's Sales Outstanding" shall mean, on any day, the quantity designated as such on the Monthly Trustee Report for the most recent Distribution Date equal to (x) the Net Purchased Receivables at the end of the corresponding Collection Period divided by (y) a quotient equal to (i) the Originations giving rise to the then Purchased Receivables which occurred (or would have occurred) during such Collection Period divided by (ii) the number of days in such Collection Period, all determined as of such day; provided, however, in the event of a Transfer Termination Date, on each subsequent day the Day's Sales Outstanding shall be the then most recently determined quantity.

                  "Deemed Default Amount" shall mean, with respect to any Collection Period, the aggregate Balance of all Purchased Receivables which (i) became unpaid for 361-390 days from their respective Dates of Processing during such Collection Period or (ii) (without duplication) otherwise became Defaulted Receivables and were unpaid for less than 361 days from their respective Dates of Processing during such Collection Period.

                  "Default Ratio" shall mean, on any day, the ratio designated as such on the most recent Monthly Trustee Report for the most recent Distribution Date (expressed as a percentage) computed by dividing (i) the Deemed Default Amount for the corresponding Collection Period by (ii) the Originations giving rise to the then Purchased Receivables which occurred (or would have occurred) during the Collection Period 12 Collection Periods prior to such Collection Period.

                  "Defaulted Receivable" shall mean a Receivable: (i) as to which the Obligor is the subject of bankruptcy, insolvency, reorganizing or analogous proceedings or (ii) which, consistent with the Seller's (or Selling Subsidiary's, as applicable) ordinary credit and collection standards, would be written off as uncollectible.

                  "Delinquency Ratio" shall mean, on any day, the ratio designated on the Monthly Trustee Report for the most recent Distribution Date (expressed as a percentage) computed by dividing (i) the aggregate Balance of all Purchased Receivables which became unpaid for a period of 121-240 days from their respective Dates of Processing during the immediately preceding Collection Period by (ii) the corresponding Originations giving rise to the then Purchased Receivables which occurred (or would have occurred) during the Collection Periods five, six, seven and eight Collection Periods prior to such Collection Period.

                  "Designated Receivable" shall mean any Receivable purchased under the Original Agreement prior to the Effective Date and which was originated at any of the Facilities listed in Schedule IIIA.

                  "Distribution Account" shall have the meaning specified in
Section 6.1.

                  "Distribution Date" shall mean the 15th calendar day of each month during the term of this Agreement (commencing with the calendar month immediately following the end of the initial Collection Period) or, if any such day is not a Business Day, the next succeeding Business Day.

                  "Dollar", "Dollars" and "$" mean the lawful currency of the United States.

                  "Dynamic Reserve" shall mean on any day, the greater of (i) the sum of (a) the Loss Reserve for such date plus (b) the Base Reserve for such date or (ii) the Dynamic Reserve Floor, all determined as of such day.

                  "Dynamic Reserve Floor" shall mean, on any day, the lesser of
(i) the product of (a) the Dynamic Reserve Floor Percent times (b) the Net Purchased Receivables and (ii) the Dynamic Reserve Floor Limit, all determined as of such day.

                  "Dynamic Reserve Floor Limit" shall mean, on any day, the product of (i) the quotient of (a) the Dynamic Reserve Floor Percent divided by
(b) one minus the Dynamic Reserve Floor Percent times (ii) (A) the then aggregate Net Note Balance of all Series minus (B) the principal amounts of Eligible Investments and cash in the Collection Account (after applications pursuant to Section 6.3), all determined as of such day.

                  "Dynamic Reserve Floor Percent" shall mean, on any day, the weighted average Series Dynamic Reserve Floor Percent for all Series of Health Care Notes (based on the relative Net Note Balances of all Series on such day).

                  "Effective Date" shall mean the date on which the conditions specified in Schedule I are satisfied.

                  "Effective Date Receivables" shall mean any Receivable purchased under the Original Agreement prior to the Effective Date and which was originated at any of the Facilities listed in Schedule IIIB.

                  "Eligible Institution" shall mean (x) a commercial bank organized under the laws of the United States or any state thereof or (y) a duly licensed branch or agency, located in the United States and subject to supervision and regulation by federal and state banking authorities, of a commercial bank organized under the laws of a nation other than the United States but which is a member of the Organization for Economic Cooperation and Development (or any successor thereto); provided, in either case, that such bank, branch or agency, as the case may be, has either (a) a current short-term unsecured debt rating of at least P-1 from Moody's or (b) a current long-term unsecured debt rating of at least Aa from Moody's; provided, further, that any such rating requirement may be altered upon satisfaction of the Rating Agency Condition.

                  "Eligible Investments" shall mean one or more of the following:

                      (i) direct obligations of, and obligations fully and unconditionally guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America (whether certificated or uncertificated);

                      (ii) demand deposits, time deposits, certificates of deposit or banker's acceptances issued by any Eligible Institution;

                      (iii) commercial paper having, at the time of the investment, a rating of at least P-1 from Moody's;

                      (iv) any other investment satisfying the Rating Agency Condition; or

                      (v) money market accounts that invest in any item or items listed above in clauses (i) through (iv);

in each case which (x) mature prior to the next following Distribution Date with respect to any Series of Health Care Notes following purchase thereof, (y) are denominated and payable in Dollars and (z) which are not issued by Beverly or any Affiliate thereof.

                  "Facility" shall mean each facility of the Seller or a Selling Subsidiary listed in Schedule II hereto.

                  "Fee Reserve" means, on any day, an amount equal to the then sum of (i) previously accrued and unpaid Daily Costs and Servicing Fees (for which deposits have not been made into the Expense Account or the Expense Subaccount) plus (ii) the Daily Cost Available Amount plus (iii) the Current Servicing Fee Reserve plus (iv) the then Liquidation Servicing Fee Reserve, all determined as of such day.

                  "Governmental Authority" shall mean any nation or state or any political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Health Care-related Receivable" means any receivables originated by the Seller or a Selling Subsidiary (other than a Medicaid, Medicare or VA Receivable), which may include a receivable the obligor of which is an individual, insurance company or any governmental agency.

                  "Included Facility" shall mean each Facility during such time as a designation or deemed designation with respect to such Facility is in effect pursuant to Section 2.1(d)(i).

                  "Included Receivable" shall mean, (x) (A) initially, any Medicaid Receivable, Medicare Receivable or VA Receivable existing on the Effective Date and previously sold to the Issuer pursuant to the Original Agreement which are Effective Date Receivables and (B) the Additional Receivables; and (y) thereafter, any (a) Medicaid Receivable, Medicare Receivable or VA Receivable or (b) any Health Care-related Receivable for which inclusion as an Included Receivable satisfies the Rating Agency Condition, and which in the case of any such Receivable (i) was originated at a Facility of the Seller or a Selling Subsidiary during the period such Facility is an Included Facility and (ii) has not been repurchased by the Seller, the respective Selling Subsidiary or the respective Servicer, as applicable, pursuant to Section 2.2, 5.4 or 6.6.

                  "Indenture" shall mean the Trust Indenture dated as of December 1, 1994 from the Issuer to the Trustee, as from time to time amended, supplemented or modified.

                  "Ineligible Receivable" shall mean any Receivable:

                  (a) which is not denominated and payable solely (i) in Dollars, (ii) in the continental United States and (iii) by an Obligor which is a United States Person;

                  (b) which was not originated by the Seller (or, in the case of a Selling Subsidiary Receivable, by the applicable Selling Subsidiary) in compliance with all

         Requirements of Law and Contractual Obligations applicable to the Seller (or such Selling Subsidiary, as the case may be) or to the respective Receivable; or was not properly entered into consistent with the Seller's (or such Selling Subsidiary's, as the case may be) usual and customary credit policies, practices and procedures;

                  (c) with respect to which any consent, license, approval or authorization of, or filing, registration or declaration with, any Governmental Authority or other Person required to be obtained, effected or given in connection with the creation of such Receivable or its transfer to the Issuer pursuant hereto (or in the case of a Selling Subsidiary Receivable, its transfer to the Seller pursuant to the applicable Selling Subsidiary Agreement), has not been duly obtained, effected or given or is not in full force and effect; provided, however, that a Medicaid Receivable as to which such consent or approval has not been obtained shall not be deemed to be an Ineligible Receivable if such consent or approval is being sought in the ordinary course of business by the Seller or the applicable Selling Subsidiary and is reasonably expected to be obtained in the ordinary course of business within 180 days from the date upon which such consent or approval was first sought; provided further that on the date upon which any such approval or consent is denied or rejected, such Medicaid Receivable shall be deemed to be an Ineligible Receivable;

                  (d) as to which, at the time of the transfer of such Receivable to the Issuer, the Seller (or in the case of a Selling Subsidiary Receivable, any of the Seller or the applicable Selling Subsidiary) was not the sole owner thereof or did not have good and marketable title thereto free and clear of all Liens;

                  (e) which, at the time of its transfer to the Issuer, is not the legal, valid and binding payment obligation of the Obligor thereon, enforceable against such Obligor in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (f) which does not constitute an "account" under and as defined in Article 9 of the UCC;

                  (g) which, at the time of its transfer to the Issuer, has been waived, modified, extended or reserved against by the Seller except in accordance with this Agreement or the Original Agreement or has been classified by the Seller as counterfeit, fraudulent or charged-off;

                  (h) which is subject to any right of rescission, setoff, counterclaim or defense other than any arising out of the transaction out of which such Receivable arose;

                  (i) as to which the Seller (or, in the case of a Selling Subsidiary Receivable, any of the Seller or the applicable Selling Subsidiary) has done anything, at the time of transfer, to impair the rights of the Issuer (or of the applicable Selling Subsidiary or the Seller) except as permitted under this Agreement;

                  (j) that, at the time of its transfer to the Issuer, is the subject of any material dispute as to whether the services which were the subject of the Purchased Receivables were properly rendered to or on behalf of the related Obligor by the Seller (or, in the case of a Selling Subsidiary Receivable, by the Seller or the applicable Selling Subsidiary) (other than audit adjustments in the ordinary course of business);

                  (k) that becomes a Purchased Receivable following the Seller (or the respective Servicer or the Master Servicer) having determined that the related Obligor (i) is bankrupt or insolvent or
         (ii) is the Obligor on another Receivable which has been written off in part or in whole as uncollectible for credit reasons by the respective Servicer;

                  (l) which is not a Medicaid Receivable, Medicare Receivable or VA Receivable (unless such Receivable is a Health Care-related Receivable otherwise included in the definition of Included Receivable);

                  (m) as to which, at the time of its transfer to the Issuer, any of the applicable representations and warranties set forth in Section 3.2 hereof is not true and correct;

                  (n) which, at the time of its transfer to the Issuer, has not been recorded by input in the respective Servicer's computerized customer file (without regard to the effective date of such recordation) or has not been evidenced by written notice transmitted to the Obligor thereon;

                  (o)     which, at the time of its transfer to the Issuer, is
         (i) more than 360 days unpaid from its Date of Processing or (ii) a Defaulted Receivable; or

                  (p)     which is a Designated Receivable.

                  "Issuer" shall have the meaning specified in the introduction hereof.

                  "Issuer Accounts" shall have the meaning specified in
         Section 6.1.

                  "JCAHO" shall mean the Joint Commission on the Accreditation of Healthcare Organizations and any successor thereto.

                  "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing.

                  "Liquidation Average Rate" shall mean, on any day, the weighted average of the Average Rates (as defined herein) on all Series of Health Care Notes (based on relative Net Note Balances of all Series on such day). "Average Rate" shall mean, on any day (x) with respect to any Series which accrues interest on a floating rate basis, the average of the Projected Rates (as defined herein) for each calendar month (or portion thereof) during the Liquidation Horizon and (y) with respect to any Series which accrues interest on a fixed rate basis, the applicable Series Note Interest Rate or Series Alternate Note Interest Rate on such day. "Projected Rates" shall mean with respect to any Series, if applicable, for each calendar month (or portion thereof) during the Liquidation Horizon, the lesser of (x) the Maximum Rate, if any, specified for such Series in the related Series Supplement; and (y) the Last Rate (as defined herein) for such Series plus the Series Rate Increment for such Series for the first such calendar month of the Liquidation Horizon (and if applicable, each subsequent calendar month until the next interest rate adjustment determined based on the Series Liquidation Payment Frequency); the Last Rate plus two times the Series Rate Increment for the first such calendar month following such next interest rate adjustment (and if applicable, each subsequent calendar month until the next interest rate adjustment determined based on the Series Liquidation Payment Frequency); and so on adding to the Last Rate the product of (x) the Series Rate Increment and (y) the sum of (i) the number of prior interest rate adjustments for such Series in the Liquidation Horizon plus (ii) one (assuming partial months are full months). "Last Rate" shall mean, on any day with respect to any Series, the then most recent Series Note Interest Rate in effect for such Series (or the Series Alternate Note Interest Rate in effect for such Series if such rate is being applied).

                  "Liquidation Horizon" shall mean, on any day, the Day's Sales Outstanding multiplied by 1.5.

                  "Liquidation Period" shall mean, for any Series, the period following the Scheduled Amortization Date for such Series until the principal amount of such Series of Health Care Notes is reduced to zero.

                  "Liquidation Servicing Fee Reserve" shall mean on any day the product of (a) the Servicing Fee Rate and (b) the quotient equal to (i) the Liquidation Horizon divided by (ii) 360 and (c) the Balance of Purchased Receivables, all determined as of such day.

                  "Liquidation Yield Reserve" shall mean, on any day, (x) the product of (i) (A) the aggregate Net Note Balance of all Series minus (B) the principal amount of Eligible Investments and cash in the Collection Account (after allocations pursuant to Section 6.3) times (ii) Liquidation Average Rate times (iii) the Liquidation Horizon; divided by (y) 360, all determined as of such day.

                  "Litigation Schedule" shall mean the Schedule IV attached hereto.

                  "Loss Horizon Ratio" shall mean, on any day, the ratio equal to (i) the cumulative Originations giving rise to the then Purchased Receivables which occurred (or would have occurred) during the twelve Collection Periods then most recently ended as designated on the

Monthly Trustee Report for the most recent Distribution Date divided by (ii) the Balance of Purchased Receivables as of such day.

                  "Loss Ratio" shall mean, on any day, the ratio designated on the Monthly Trustee Report for the most recent Distribution Date (expressed as a percentage) equal to the average of the Default Ratio for the three Collection Periods then most recently determined.

                  "Loss Reserve" shall mean, on any day, the lesser of (i) the product of (a) the Loss Reserve Percent times (b) the Net Purchased Receivables or (ii) the Loss Reserve Cap, all determined as of such day.

                  "Loss Reserve Cap" shall mean, on any day, the product of (i) the quotient of (a) the Loss Reserve Percent divided by (b) one minus the Loss Reserve Percent times (ii) (A) the aggregate Net Note Balance of all Series, minus (B) the principal amount of Eligible Investments and cash in the Collection Account (after allocations pursuant to Section 6.3), all determined as of such day.

                  "Loss Reserve Percent" shall mean, on any day, the product of
(i) Rating Multiple, times (ii) the Loss Ratio, times (iii) the Loss Horizon Ratio, all determined as of such day.

                  "Master Servicer" shall mean the Seller or any Successor Master Servicer pursuant hereto.

                  "Medicaid Receivable" shall mean any Receivable with respect to which the Obligor is a state Governmental Authority (or agent thereof) obligated to pay, pursuant to applicable Medicaid program statutes and regulations, for services rendered to eligible beneficiaries thereunder and not in contravention of any statute or regulation applicable thereto.

                  "Medicare Receivable" shall mean any Receivable with respect to which the Obligor is the United States government (or agent thereof) obligated to pay, pursuant to applicable Medicare Part B program statutes and regulations, for services rendered to eligible beneficiaries thereunder and not in contravention of any statute or regulation applicable thereto.

                  "Minimum Required Receivables Balance" shall mean, on any day, the sum of (x) the aggregate Net Note Balance of all Series plus (y) the Required Enhancement Amount minus (z) the principal amount of Eligible Investments and cash in the Collection Account (after allocations pursuant to Section 6.3), all determined as of such day.

                  "Monthly Trustee Report" shall mean the Trustee Report to be delivered on each Distribution Date in the form of Exhibit F.

                  "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

                  "Net Note Balance" shall mean, on any day with respect to any Series, the excess of (i) the then outstanding principal amount of Health Care Notes of such Series over (ii) the excess (if a positive number) of (A) the amounts on deposit in the Payment Subaccount for such Series over (B) the sum of (1) accrued and unpaid interest on the Health Care Notes of such Series and (2) amounts on deposit in the Payment Subaccount for such Series representing any redemption premium.

                  "Net Purchased Receivables" shall mean, on any day, the Balance of: (i) the Purchased Receivables minus (ii) the Purchased Receivables which are unpaid for 361 or more days from their respective Dates of Processing, minus (iii) (without duplication) the Ineligible Receivables which have not been repurchased by the Seller, minus (iv) (without duplication) the Defaulted Receivables, all determined as of such day.

                  "Obligor" shall mean, with respect to any Receivable, the Person or Persons obligated to make payments with respect to such Receivable, including any guarantor thereof.

                  "Officer's Certificate" shall mean, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

                  "Opinion of Counsel" shall mean a favorable written opinion of counsel, who, unless otherwise specified, may be counsel for, or an employee of, the Person providing the opinion and who shall be reasonably acceptable to the Trustee.

                  "Originations" shall mean, with respect to any Collection Period, the Balance of Included Receivables originated by the Seller and the Selling Subsidiaries during such Collection Period.

                  "Person" shall mean any individual, estate, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

                  "Proceeds" shall mean, with respect to any Receivable, any and all "proceeds" (as defined in Section 9-306 of the UCC) from time to time payable under or in connection with such Receivable, in each case wherever located or deposited, including, without limitation, any applicable insurance, indemnity, warranty or guaranty, any and all payments (in any form whatsoever) made or due and payable from time to time in connection with the requisition, confiscation, condemnation, seizure or foreclosure by any governmental body, authority, bureau or agency (or any person acting under color of Governmental Authority).

                  "Purchase Price" shall mean, on any day, with respect to any Receivable, its Balance.

                  "Purchased Receivable" shall mean any Included Receivable purchased by the Issuer hereunder pursuant to Section 2.1(c) then outstanding.

                  "Rating Agency" shall mean, Moody's, if it has issued and not withdrawn a rating on any Series of the Health Care Notes.

                  "Rating Agency Condition" shall be satisfied with respect to any action (i) (A) if the Rating Agency shall have notified the Trustee, the Servicer and the Master Servicer in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series of Health Care Notes with respect to which it is the Rating Agency or (B) if there is no Rating Agency, if the Trustee, at the direction of the Holders of 50% of the Aggregate Outstanding Amount of each Series, shall have consented to such action and (ii) if any other condition is required in any Series Supplement, such condition is satisfied.

                  "Rating Multiple" shall mean, on any day, the weighted average of the Series Rating Multiples for all Series of Health Care Notes (based on the relative Net Note Balance of each Series).

                  "Receivables" shall mean each of (i) the Seller's or any Selling Subsidiary's patient accounts, (ii) any and all rights to receive payments due or to become due on any patient accounts and (iii) any direct or indirect Proceeds of any patient accounts.

                  "Receivables Information" shall mean all information concerning the Purchased Receivables at any time or from time to time provided, in writing (including by microfilm or microfiche), by or on behalf of the Seller or any Selling Subsidiary or any of their respective Affiliates to the Issuer, the Trustee or any Rating Agency.

                  "Records" shall mean all ledger sheets, files, records, documents, computer tapes and correspondence, whether presently existing or hereafter created pertaining to any Purchased Receivables.

                  "Regional Center" shall mean the center at which Records pertaining to the Purchased Receivables are maintained. As of the Closing Date, the Regional Center shall mean the center located at Fort Smith, Arkansas or any other center as shall subsequently be designated by the Seller in a written notice to the Trustee, and the Issuer.

                  "Regulatory Change" shall mean any change after the date hereof in any Requirement of Law or any interpretation, directive or request of or by any Governmental Authority (whether or not having the force of law) or in the interpretation or administration of any or all thereof.

                  "Repurchase Price" shall mean, on any day, with respect to any Purchased Receivable, an amount equal to the product of (i) the Balance of such Purchased Receivable determined as of such day times (ii) the quotient of
(A) one divided by (B) 0.985; provided, that, the Repurchase Price for Designated Receivables shall be an amount equal to the purchase price paid therefor by the Issuer under the Original Agreement.

                  "Required Enhancement Amount" shall mean, at any date, the sum of (i) the Dynamic Reserve, plus (ii) the Yield Reserve, plus (iii) the Fee Reserve, all determined as of such day.

                  "Requirement of Law" for any Person shall mean the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, judgment, injunction, order, decree or other determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject.

                  "Security" shall have the meaning ascribed in Section 2(1) of the Securities Act of 1933, as amended.

                  "Selling Subsidiary" shall mean (i) initially, the direct or indirect wholly-owned subsidiaries of Beverly executing this Agreement as Selling Subsidiaries: and (ii) each other direct or indirect wholly-owned subsidiary of Beverly which becomes a party hereto pursuant to Section 12.16 hereof.

                  "Selling Subsidiary Agreement" shall mean each agreement, between the Seller and a Selling Subsidiary, pursuant to which such Selling Subsidiary is selling its respective Receivables to the Seller, each of which agreements shall be in the form of Exhibit A hereto, as amended, supplemented or modified from time to time. "Selling Subsidiary Agreements" shall mean all such agreements.

                  "Selling Subsidiary Confirming Assignment" shall have the meaning specified in Section 2.1(d).

                  "Selling Subsidiary Receivables" shall mean, with respect to any Selling Subsidiary, such Selling Subsidiary's Included Receivables.

                  "Servicer" shall have the meaning specified in the introduction hereof.

                  "Servicing Default" shall have the meaning specified in
Section 9.1.

                  "Servicing Fee Rate" shall mean on any day an annualized rate equal to 2.00%; provided, however, such percentage may be increased or decreased (subject to the satisfaction of the Rating Agency Condition) by written notice from the Master Servicer to the Trustee.

                  "Servicing Fees" shall have the meaning specified in Section 5.2.

                  "Successor Master Servicer" shall have the meaning specified in Section 9.2(a).

                  "Successor Servicer" shall have the meaning specified in
Section 9.2(a).

                  "Termination Notice" shall have the meaning specified in
Section 9.1.

                  "Transfer Termination Date" shall mean the earlier to occur of (i) the Business Day following the day on which an Amortization Event first occurs and (ii) the date of any termination pursuant to Section 2.3.

                  "Trustee" means Chemical Bank, a New York banking corporation, and its successors as trustee under the Indenture.

                  "Trustee Cost Cap" shall mean $51,667.

                  "Trustee Fee" shall mean the annual fee agreed upon by the Issuer and the Trustee, apportioned on a daily basis pursuant to Section 6.3 and paid to the Trustee on each Distribution Date pursuant to Section 7.2(h) of the Indenture.

                  "UCC" unless the context otherwise requires, shall mean the Uniform Commercial Code, as in effect in the jurisdiction relevant to the related Purchase Receivable jurisdiction, as amended from time to time.

                  "United States Person" means (i) in the case of a natural Person, a Person who is a citizen or permanent resident of, and whose permanent residence is in, the United States; and (ii) otherwise, a Person organized under the laws of, and whose principal place of business and whose principal assets are located in, the United States.

                  "VA Receivable" shall mean any Receivable with respect to which the Obligor is the United States (or an agency thereof) obligated to pay, pursuant to applicable Veterans' program statutes and regulations, for services rendered to eligible beneficiaries thereunder and not in contravention of any statutes or regulations applicable thereto.

                  "Yield Reserve" shall mean, on any day, an amount equal to the sum of (i) previously accrued and unpaid interest on the Health Care Notes of all Series (which has not been deposited into the applicable Payment Subaccount) plus (ii) the Current Yield Reserve plus (iii) the Liquidation Yield Reserve, all determined as of such day.

                  (b) Capitalized terms used herein undefined have the meanings ascribed in the Indenture.

                  Section 1.2.    Accounting Terms. As used herein and
in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section l.l to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles.


                                   ARTICLE II

                              SALES OF RECEIVABLES

                  Section 2.1.    Sales of Receivables.

                  (a) No Sale Hereunder Prior to Effective Date. No sale shall occur hereunder prior to the Effective Date.

                  (b) Sales Pursuant to Original Agreement; Effective Date. Prior to the Effective Date, the Seller has, pursuant to the Original Agreement, sold, transferred, assigned, set over and conveyed to the Issuer all its right, title and interest in and to the Effective Date Receivables. On the Effective Date, all such Effective Date Receivables, without any action by Seller or any other Person, are deemed to have been sold hereunder, and the Seller hereby sells, transfers, assigns, sets over and conveys to the Issuer all of its right, title and interest in and to the Additional Receivables, and the Effective Date Receivables and Additional Receivables shall thereafter be held (or disposed of) pursuant to the terms of this Agreement and the Related Documents.

                  (c) After the Effective Date. On each Business Day after the Effective Date and prior to the Transfer Termination Date, the Seller shall, without any further action by itself or any other Person, sell, transfer, assign, set over and otherwise convey to the Issuer, and the Issuer, without further action by itself or any other Person, shall purchase from the Seller, without recourse (except as specifically provided herein), all right, title and interest of the Seller in, to and under its Included Receivables created (or acquired) subsequent to the last sale hereunder transferred to the Issuer by the Seller pursuant to subsection (d), together with all monies due or to become due and all amounts received with respect thereto and all Proceeds thereof; provided, however, that the Issuer shall only be required to purchase Included Receivables on any such day to the extent of the remaining amounts on deposit in the Collection Account after allocation of the amounts set forth in
Section 6.3(a)(i), (ii), (iii), (iv) and (v); provided, further, that during the Liquidation Period of any Series the Issuer shall not purchase Included Receivables until the Net Note Balance of such Series has been reduced to zero. To the extent the Issuer has not purchased Included Receivables pursuant to the preceding two provisos, the Issuer may simultaneously or subsequently do so with the proceeds of additional Series of Health Care Notes or from its own funds.

                  (d) General Provisions as to Transfers. (i) On the Effective Date (with respect to the first two Collection Periods) and, on each Distribution Date (with respect to the next succeeding Collection Period) commencing with the January 1995 Distribution Date, the Seller shall designate those Facilities with respect to which the Seller (or the respective Selling Subsidiary as the case may be) shall sell to the Issuer (or make available for sale) all its Included Receivables originated at such Facilities during the next succeeding Collection Period (or first two Collection Periods, as the case may be). In the event the Seller shall fail to designate Included Facilities on any Distribution Date pursuant to the previous sentence, the Seller shall be deemed to have made the same designation as was previously in effect. Each designation or deemed designation of Included Facilities so designated hereunder shall be deemed to be a representation and warranty by the Seller that no selection procedures materially adverse to the interests of the Health Care Note Holders were utilized in selecting the Included Facilities so designated or deemed designated from the available Facilities.

              (ii) The Seller shall deliver to the Issuer on the Effective Date and on each Distribution Date commencing with the January 1995 Distribution Date a duly executed and appropriately completed Confirming Assignment (each, a "Confirming Assignment") in substantially the form of Exhibit B hereto; on the Effective Date and on each Distribution Date the Seller will deliver to the Issuer the duly executed and appropriately completed corresponding Selling Subsidiary Confirming Assignments (each, a "Selling Subsidiary Confirming Assignment"), in substantially the form of Exhibit C hereto, with respect to the Selling Subsidiary Receivables included in the Confirming Assignment then being delivered. Failure to deliver any such Confirming Assignment or Selling Subsidiary Confirming Assignment shall not limit or otherwise affect the absolute conveyance of the Included Receivables pursuant to Subsections (b) or (c) above, as the case may be.

             (iii) The Seller and each Selling Subsidiary each agrees to record and file, at its own expense, financing statements (and continuation statements with respect to such financing statements when applicable) with respect to all of its Included Receivables (now in existence or hereafter created, acquired or arising) meeting all requirements of applicable law in such manner and in such jurisdictions as are necessary to provide notice of the sale and assignment of its respective Included Receivables to the Issuer (or, in the case of each Selling Subsidiary, to the Seller) and to perfect the interests of the Issuer therein, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Issuer (x) in the case of the Seller and each Selling Subsidiary on the date hereof on or as soon as practicable after the Effective Date, or (y) in the case of Selling Subsidiaries becoming parties hereto pursuant to Section 12.16 hereof, on or prior to the initial sale hereunder including any of such Selling Subsidiary's Receivables.

              (iv) In connection with each sale hereunder, the Seller further agrees, at its own expense: (x) on or prior to the date of such sale to indicate in its computer files (and, in the case of Selling Subsidiary Receivables to cause the Selling Subsidiary to indicate in its computer files) that the Included Receivables being sold on such date have been transferred to the Issuer pursuant to this Agreement (and, in the case of Selling Subsidiary Receivables, to the Seller pursuant to the respective Selling Subsidiary Agreement) and (y) on a monthly basis, to generate a computer list identifying (in such detail as is reasonably requested from time to time by the Issuer) each of the Purchased Receivables. The computer list(s) referred to in the preceding clause (y) shall be held in trust for the Issuer in separate containers (prominently marked to reflect the foregoing) and in safe places at the Regional Center; and copies of such computer lists shall, at the request of the Trustee, be delivered to, or upon direction of, the Trustee. The same shall be at all times open to inspection and audit by the Issuer and the Trustee and their respective representatives. During the continuance of an Amortization Event, all such list(s) shall, at the request of the Trustee or the Holders of 50% in Aggregate Outstanding Amount of Health Care Notes of any Series, be delivered to, or upon the direction of, the Trustee or such Holders.

                  (e)     Payment of Purchase Price.   The Purchase Price
payable by the Issuer for the Purchased Receivables shall be payable in federal (or other immediately available) funds.

                  (f) No Transfer of Liability. No sale pursuant hereto shall constitute or is intended to result in a creation or an assumption by the Issuer of any liability or obligation (other than its obligation to pay the Purchase Price pursuant to subsection (e) above) including, without limitation, any obligation to any Obligor of the Seller, any Servicer or any other Person in connection with the Receivables, pursuant to any Requirement of Law or Contractual Obligation relating thereto or in any other manner whatsoever.

                  Section 2.2. Repurchase of Certain Purchased Receivables. In the event that (i) any Purchased Receivable at the time of transfer to the Issuer (or, in the case of Effective Date Receivables, on the Effective Date) is an Ineligible Receivable or (ii) there is any other breach of any representation, warranty or covenant under Sections 3.1, 3.2, 3.4, 4.1 or 4.3 with respect to any Purchased Receivable which breach would have a material adverse effect on the interests of the Issuer and the Health Care Noteholders in such Purchased Receivable, then, (x) in the case of Designated Receivables, on the Effective Date, and (y) in the case of other Purchased Receivables, if the foregoing is continuing on the first Distribution Date occurring at least 30 days after the earlier to occur of (A) the discovery of any such event by the Seller or (B) the receipt by the Seller of written notice of any such event given by any Servicer, the Issuer, the Master Servicer, the Trustee or the Holders of at least 50% in Aggregate Outstanding Amount of any Series of Health Care Notes, on such Distribution Date the Seller shall repurchase all such Purchased Receivables by depositing in the Collection Account in immediately available funds an amount equal to the Repurchase Price for such Receivables before 11:00 a.m. New York City time. Any such repurchased Receivable shall be treated as if paid in full in the Collection Period in which such obligation to repurchase arises. Such Repurchase Price shall be treated as a Collection of the related Purchased Receivables in the Collection Period in which the obligation to repurchase such Receivables arose and shall be applied in accordance with Article VI. Upon each repurchase by the Seller of such a Purchased Receivable, the Issuer hereby appoints the respective Servicer to effect, automatically and without further action on the Issuer's part, the sale, transfer, assignment, set over and other conveyance to the Seller on behalf of the Issuer, without recourse, representation or warranty, of all the right, title and interest of the Issuer in and to such Purchased Receivable, all monies due or to become due with respect thereto, and all Proceeds thereof other than any portion of the Repurchase Price. The Issuer shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of such Purchased Receivable pursuant to this subsection. The obligation of the Seller to repurchase any such Purchased Receivable pursuant to this Section 2.2 shall survive the termination of this Agreement and, if fulfilled, shall constitute the sole remedy for the events referred to in clause (i) of the first sentence of this Section 2.2. The parties intend that this Section 2.2 not be applied to provide direct or indirect assurance to the Issuer against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, the Obligor on, or the uncollectability of, any Purchased Receivable, except only to the extent such Purchased Receivable was an Ineligible Receivable by reason of clause (k) of the definition thereof.

                  Section 2.3. Termination. Provided the Health Care Notes of each Series then outstanding are then subject to optional redemption in full pursuant to Section 9.1 of the Indenture at their respective Redemption Prices, and the requisite amounts have been deposited into the appropriate subaccounts of the Distribution Account, the Seller may, upon 30 days prior written notice to the Issuer, terminate its right to sell Included Receivables to the Issuer hereunder. Upon the effectiveness of such termination the provisions of this Agreement pertaining to purchases under Section 2.1(c) or (d) shall terminate (other than with respect to actions taken or to be taken in respect of Purchased Receivables already transferred). All other provisions hereof, including, without limitation, all other obligations of the Seller hereunder, shall remain in effect.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  Section 3.1. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Issuer, the Trustee and the Health Care Noteholders as of the date hereof and as of each date on which any of Receivables are sold hereunder that:

                  (a) Organization, Good Standing and Due Qualification. The Seller is duly organized and validly existing in good standing under the laws of its state of incorporation, and has full corporate power, authority and legal right to own its property and conduct its business as contemplated by the Related Documents and as such property is presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the Related Documents to which it is, or is to be, a party. The Seller is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the Seller's ability to perform its obligations under the Related Documents to which it is, or is to be, a party. The Seller is a direct wholly-owned subsidiary of Beverly.

                  (b) Due Authorization. The execution and delivery of the Related Documents to which it is, or is to be, a party by the Seller and the consummation of the transactions provided for therein have been duly authorized by the Seller by all necessary corporate action on the part of the Seller.

                  (c) Enforceable Obligation. The Seller has the power, authority and legal right to execute, deliver and perform all of its obligations under the Related Documents to which it is a party, and the Related Documents to which it is a party have been duly executed by the Seller and constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (d)     No Conflict.     Except as would not affect the
         validity or enforceability of any Related Document or Included Receivable, would not have a material adverse effect on the business, operations, assets or financial or other condition of the Seller or its ability to perform its obligations under the Related Documents and would not have a material adverse effect on the ownership or servicing of Included Receivable, the execution and delivery of the Related Documents to which it is, or is to be, a party, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof, will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Contractual Obligation applicable to the Seller or any of its properties.

                  (e) No Violation. The execution and delivery of the Related Documents to which it is, or is to be, a party, the performance thereof, the transactions contemplated hereby and thereby and the fulfillment of the terms thereof, will not, conflict with or violate any Requirement of Law applicable to the Seller or any of its properties.

                  (f) No Proceedings. Except as listed in the Litigation Schedule attached hereto, there are no proceedings or investigations pending or, to the best knowledge of the Seller, threatened against the Seller, before any court, regulatory body, administrative agency, or other tribunal or Governmental Authority (i) asserting the invalidity or unenforceability of any Related Document or Included Receivable, (ii) seeking to prevent, enjoin or delay the consummation of any of the transactions contemplated by the Related Documents,
         (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations under the Related Documents, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of any Related Document or Included Receivable or (v) seeking to affect adversely the income tax attributes of the Heath Care Notes or beneficial ownership interests in the Issuer under the United States federal, or any applicable state, income tax systems.

                  (g) No Default. Except as would not affect the validity or enforceability of any Related Document or Included Receivable, would not have a material adverse effect on the business, operations, assets or financial and other condition of the Seller or its ability to perform its obligations under the Related Documents and would not have a material adverse effect on the ownership or servicing of the Included Receivables, the Seller is not in breach or default of any Contractual Obligation, and is not in violation of any Requirement of Law, applicable to it or its properties.

                  (h) Good Title. None of the Seller's Included Receivables has been sold, assigned or pledged to any Person other than the Issuer. Immediately prior to their conveyance to the Issuer hereunder the Seller has good title thereto, free and clear of any Lien, and, as of each date Included Receivables are sold hereunder, the Seller will have conveyed good title to such Included Receivables to the Issuer free and clear of any Lien.

                  (i) Sole Owner. Immediately prior to their conveyance to the Issuer hereunder the Seller is the sole owner of all right, title and interest in and to the Purchased Receivables.

                  (j) Receivables Information. The Receivables Information does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements in the Receivables Information, in light of the circumstances in which they were made, not misleading.

                  (k) Place of Business. The principal place of business and chief executive office of the Seller and the location of the Records pertaining to its Receivables is 5111 Rogers Avenue, Suite 40-A, Fort Smith, Arkansas 72919.

The representations and warranties set forth in this Section 3.1 shall survive each sale and assignment of Included Receivables to the Issuer hereunder, and termination of the rights and obligations of the Seller as a Servicer and as Master Servicer pursuant to Section 9.1.

                  Section 3.2. Representations and Warranties of the Seller Relating to the Agreement and the Receivables. The Seller hereby represents and warrants to the Issuer, the Trustee and the Health Care Noteholders that as of each date on which any Included Receivables are sold hereunder:

                  (a) Validity. Each of this Agreement and the Confirming Assignment constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (b) Eligibility. No Purchased Receivable is an Ineligible Receivable.

                  (c) No Liens. Each Purchased Receivable has been conveyed to the Issuer free and clear of any Lien.

                  (d) Consents. With respect to each Purchased Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the conveyance of such Receivable to the Issuer have been duly obtained, effected or given and are in full force and effect.

                  (e) Valid Transfer. This Agreement, together with the Selling Subsidiary Agreements and Confirming Assignments, constitutes a valid sale, transfer and assignment to the Issuer of all right, title and interest in and to the Purchased Receivables and the Proceeds thereof; or, if this Agreement and the Selling Subsidiary Agreements are determined not to constitute a sale of such property, they constitute a grant of a "security interest" in such property to the Issuer, which is enforceable against all Persons with respect to all Purchased Receivables and the Proceeds thereof. The Issuer has, or will have upon the filing of the financing statements described in
         Section 2.1, an ownership or a first priority perfected security interest in all Purchased Receivables.

                  (f) Compliance with Law. All applicable Requirements of Law with respect to Included Receivables, including without limitation any pertaining to the transfer thereof hereunder (or, in the case of any Selling Subsidiary Receivables, hereunder or under the applicable Selling Subsidiary Agreement), have been complied with in all material respects.

                  (g) No Transfer of Obligations. No transfer of any Purchased Receivable to the Issuer results in a creation or assumption by the Issuer of, or otherwise directly or indirectly imposes on the Issuer, any liability or obligation to any Obligor on any such Purchased Receivable of the Seller, any Servicer or any other Person in connection with such Included Receivables pursuant to any Requirement of Law or Contractual Obligation relating thereto or in any other manner whatsoever.

The representations and warranties set forth in this Section 3.2 shall survive each sale and assignment of Included Receivables to the Issuer, and termination of the rights and obligations of the Seller as a Servicer and as Master Servicer pursuant to Section 9.1.

                  Section 3.3. Representations and Warranties of Beverly. Beverly hereby represents and warrants to the Issuer, the Trustee and the Health Care Noteholders that, as of the date hereof and as of each date on which Included Receivables are sold hereunder:

                  (a) Organization, Good Standing and Due Qualification. Beverly is duly organized and validly existing in good standing under the laws of its state of incorporation, and has full corporate power, authority and legal right to own its property and conduct its business as contemplated by this Agreement and as such property is presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement. Beverly is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on Beverly's ability to perform its obligations under this Agreement.

                  (b) Due Authorization. The execution and delivery of this Agreement by Beverly and the consummation of the transactions provided for in this Agreement have been duly authorized by Beverly by all necessary corporate action on the part of Beverly.

                  (c) Enforceable Obligation. Beverly has the power, authority and legal right to execute, deliver and perform all of its obligations under the Related Documents to which it is a party, and the Related Documents to which it is a party have been duly executed by Beverly and constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (d) No Conflict. Except as would not affect the validity or enforceability of any Related Document or Included Receivable, would not have a material adverse effect on the business, operations, assets or financial or other condition of Beverly or on its ability to perform its obligations under this Agreement and the other Related Documents to which it is a party and would not have a material adverse effect on the ownership or servicing of the Included Receivables, the execution and delivery of this Agreement and the other Related Documents to which it is a party, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof or thereof, will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any Contractual Obligation applicable to Beverly or any of its properties.

                  (e) No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby, and the fulfillment of the terms hereof, will not conflict with or violate any Requirement of Law applicable to Beverly or any of its properties.

                  (f) No Proceedings. Except as listed in the Litigation Schedule attached hereto, there are no proceedings or investigations pending or, to the best knowledge of Beverly, threatened against Beverly, before any court, regulatory body, administrative agency, or other tribunal or Governmental Authority (i) asserting the invalidity or unenforceability of this Agreement, (ii) seeking to prevent, enjoin or delay the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that would materially and adversely affect the performance by Beverly of its obligations under this Agreement or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

                  (g) No Default. Except as would not have a material adverse effect on the business, operations, assets or financial or other condition of Beverly or its ability to perform its obligations under the Related Documents and would not have a material adverse effect on the ownership or servicing of the Included Receivables or the validity or enforceability of the Related Documents or the Included Receivables, Beverly is not in breach or default of any Contractual Obligation, and is not in violation of any Requirement of Law, applicable to it or its properties.

The representations and warranties set forth in this Section 3.3 shall survive each sale and assignment of Included Receivables to the Issuer hereunder.

                  Section 3.4. Representations and Warranties of Each Selling Subsidiary. Each Selling Subsidiary hereby represents and warrants to the Issuer, the Trustee and the Health Care Noteholders as of each date on which any of such Selling Subsidiary's Receivables are sold hereunder that:

                  (a)     Organization, Good Standing and Due Qualification.
         It is duly organized and validly existing in good standing under the laws of its state of incorporation, and has full corporate power, authority and legal right to own its property and conduct its business as contemplated by the Related Documents to which it is, or is to be, a party and as such property is presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the Related Documents to which it is, or is to be, a party. It is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on its ability to perform its obligations under the Related Documents to which it is, or is to be, a party. It is a direct or indirect wholly-owned subsidiary of Beverly.

                  (b) Due Authorization. The execution and delivery of the Related Documents to which it is, or is to be, a party and the consummation of the transactions provided for in this Agreement have been duly authorized by it by all necessary corporate action.

                  (c) Enforceable Obligation. It has the power, authority and legal right to execute, deliver and perform all of its obligations under the Related Documents to which it is a party, and the Related Documents to which it is a party have been duly executed by it and constitutes its legal, valid and binding obligations, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (d) No Conflict. The execution and delivery of the Related Documents to which it is, or is to be, a party, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof, will not, except as would not affect the validity or enforceability of any Related Document or any of its respective Selling Subsidiary Receivables, would not have a material adverse effect on its business, operations, assets or financial or other condition or its ability to perform its obligations under the Related Documents and would not have a material adverse effect on the ownership or servicing of its respective Selling Subsidiary Receivables, conflict with, result in any breach or any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Contractual Obligation applicable to it or any of its properties.

                  (e) No Violation. The execution and delivery of the Related Documents to which it is, or is to be, a party, the performance of the transactions contemplated by the Related Documents to which it is, or is to be, a party, and the fulfillment of the terms thereof, will not conflict with or violate any Requirement of Law applicable to it or any of its properties.

                  (f) No Proceedings. Except as listed in the Litigation Schedule attached hereto, there are no proceedings or investigations pending or, to its best knowledge, threatened against it before any court, regulatory body, administrative agency, or other tribunal or Governmental Authority (i) asserting the invalidity or unenforceability of any Related Document or any of its respective Selling Subsidiary Receivables, (ii) seeking to prevent, enjoin or delay the consummation of any of the transactions contemplated by the Related Documents to which it is, or is to be, a party, (iii) seeking any determination or ruling that would materially and adversely affect the performance by it of its obligations under the Related Documents to which it is, or is to be, a party or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of any Related Document or of any of its respective Selling Subsidiary Receivables.

                  (g) No Default. Except as would not have a material adverse effect on its business, operations, assets or financial or other condition or on its ability to perform its obligations under the Related Documents and would not have a material adverse effect on the ownership or servicing of its respective Selling Subsidiary Receivables or the validity or enforceability of the Related Documents or its respective Receivables, it is not in breach or default of any Contractual Obligations, and is not in violation of any Requirement of Law, applicable to it or its properties.

                  (h) Good Title. None of its respective Selling Subsidiary Receivables has been sold, assigned or pledged to any Person other than the Seller and, pursuant hereto, the Issuer. Immediately prior to their conveyance to the Seller pursuant to its respective Selling Subsidiary Agreement, it has good title to all its respective Purchased Receivables, free and clear of any Lien, and, as of each date its respective Purchased Receivables are conveyed pursuant to its respective Selling Subsidiary Agreement, it will have conveyed good title to such Purchased Receivables to the Seller free and clear of any Lien.

                  (i) Sole Owner. Immediately prior to their conveyance to the Seller pursuant to its respective Selling Subsidiary Agreement, it is the sole owner of all right, title and interest in and to its respective Selling Subsidiary Receivables.

                  (j) Receivables Information. The Receivables Information does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements consisting of Receivables Information, in light of the circumstances in which they were made, not misleading.

                  (k) Place of Business. Its principal place of business and chief executive office and the location of the Records pertaining to its respective Receivables is 5111 Rogers Avenue, Suite 40-A, Forth Smith, Arkansas 72919.

                  (l) No Transfer of Obligations. No transfer of any of its respective Purchased Receivables by such Selling Subsidiary to the Seller results in a creation or assumption by the Seller or the Issuer of, or otherwise directly or indirectly imposes on the Seller or the Issuer, any liability or obligation (contingent or otherwise), including without limitation, any liability or obligation to any Obligor on any of its respective Purchased Receivables of such Selling Subsidiary, any Servicer or any other Person in connection with such Purchased Receivable, pursuant to any Requirement of Law or Contractual Obligation relating thereto or in any other manner whatsoever.

The representations and warranties set forth in this Section 3.4 shall survive each sale and assignment of Selling Subsidiary Receivables to the Issuer, and termination of its rights and obligations as a Servicer pursuant to Section 9.1.

                                   ARTICLE IV

                                   COVENANTS

                  Section 4.1. Covenants of the Seller. The Seller hereby covenants that:

                  (a) Receivables Not To Be Evidenced by Instruments. The Seller will take no action to cause any Included Receivables to be evidenced by any instrument (as defined in the UCC).

                  (b) Security Interest. Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Included Receivables, whether now existing or hereafter created, or any interest therein, and the Seller shall defend the right, title and interest of the Issuer in, to and under the Purchased Receivables sold and assigned to the Issuer hereunder whether now existing or hereafter created, against all claims of third parties except any third party claiming through or under the Issuer.

                  (c) Status of Receivables. The Seller will comply, in all material respects, with all Contractual Obligations applicable to the Purchased Receivables or any part thereof.

                  (d) Licenses. The Seller will preserve and maintain its licenses, permits and other authorizations necessary for the conduct of its business.

                  (e) Indemnity. In any suit, proceeding or action brought by the Trustee or the Issuer for any sum owing with respect to a Purchased Receivable, the Seller will save, indemnify and keep the Trustee, the Health Care Noteholders and the Issuer, as the case may be, harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever under such Purchased Receivable, arising out of a breach by the Seller of any obligation under such Purchased Receivable or arising out of any other agreement, indebtedness or liability other than a Purchased Receivable at any time owing to or in favor of a patient or provider or its successor from the Seller, and all such obligations of the Seller shall be and remain enforceable against and only against the Seller, and shall not be enforceable against the Trustee or the Issuer, as the case may be. The parties intend that this Subsection (e) not be applied to provide direct or indirect assurance to the Trustee, the Health Care Noteholders or the Issuer, as the case may be, against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, the Obligor on, or the uncollectability of, any Purchased Receivable.

                  (f) Compliance with Law. The Seller will comply, in all material respects, with all Requirements of Law applicable to the Purchased Receivables or any part thereof.

                  (g) No Liens. The Seller will not create, permit or suffer to exist, and will defend the Issuer's rights to Purchased Receivables against, and take such other actions as are necessary to remove, any Lien, claim or right in, to or on any Included Receivables, other than the Liens created hereby and by the Indenture.

                  (h) Access and Information. Unless prohibited by applicable governmental regulations or any regulations of JCAHO, the Issuer, the Master Servicer, the Trustee, any Noteholder representing at least 66-2/3% of the Aggregate Outstanding Amount of Health Care Notes of any Series and their respective representatives shall at all times have full and free access during normal business hours to all the books, correspondence and records of the Seller insofar as they relate to the Purchased Receivables, and the Issuer, the Master Servicer, the Trustee and their respective representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Seller agrees to render to the Issuer, the Master Servicer, the Trustee and their respective representatives, at the Seller's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto; provided, however, that the Issuer, the Master Servicer and the Trustee each acknowledges that in exercising its rights and privileges conferred in this Section 4.1(h) it or its representatives may, from time to time, obtain knowledge of information, practices, books, correspondence and records of a confidential nature and in which the Seller has a proprietary interest. The Issuer, the Master Servicer and the Trustee each agrees that all such information, practices, books, correspondence and records so obtained by it are to be regarded as confidential information and that such information may be subject to laws, rules and regulations regarding patient confidentiality, and agrees that (other than for the purposes contemplated by the Related Documents) (i) it shall retain in confidence and shall ensure that its representatives retain in confidence and will not disclose without the prior written consent of the Seller any or all of such information, practices, books, correspondence and records furnished to them and (ii) it will not, and will ensure that its representatives will not, make any use whatsoever of any of such information, practices, books, correspondence and records without the prior written consent of the Seller, unless such information is generally available to the public (other than as a result of a breach of this subsection
(h) or Section 4.3(h) hereof) or is required by law to be disclosed.

                  (i) Change of Location. The Seller will not, without providing 20 days notice to the Issuer and the Trustee and without filing such new financing statements or amendments to any previously filed financing statements as the Issuer or the Trustee may require, (i) change the location of its chief executive office, principal place of business or of any Regional Center or the location of the offices where the Records relating to the Receivables are kept or (ii) change its name, identity or corporate structure in any manner which would, could or might make any financing statement or continuation statement filed by the Seller in accordance herewith seriously misleading within the meaning of Section 9-402(7) of any applicable enactment of the UCC.

                  (j) Obligor Contracts. Subject to Section 6.6, the Seller may change the terms of the Obligor contracts and agreements relating to the Purchased Receivables (or any part thereof) or its policies and procedures with respect to the servicing thereof (including without limitation the amount and timing of finance charges, fees and write-offs) only if such change (i) is not as a result of the related Obligor's inability to pay any Purchased Receivable, (ii) would not, in the reasonable belief of the Seller and the Master Servicer, cause an Amortization Event to occur and (iii) is determined by the Seller to be desirable and appropriate, is consistent with its past practices and is based on the same standards the Seller would apply had it not sold such Receivable hereunder but continued to hold such Receivable for its own account.

                  (k) Corporate Existence. The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation (unless it becomes organized under the laws of any other State or of the United States of America, in which case the Seller will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Related Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

                  (l) Non-Impairment of Purchased Receivables. Except as permitted by Section 6.6, the Seller will not take or omit to take any action, or permit any Servicer or the Master Servicer to take or omit to take any action, which action or omission would reduce or impair the rights of the Issuer, the Trustee or the Health Care Noteholders with respect to any Purchased Receivable. Without limiting the generality of the foregoing, the Seller shall not take any of the following actions, or permit any Servicer or the Master Servicer to take any of the following actions:

                 (i) rescind, cancel or modify any provision of any Purchased Receivable;

                 (ii)     waive any right with respect to any Purchased
         Receivable; or

                 (iii) take or omit to take any action which might subject any Purchased Receivable to offset, counterclaim, deduction or defense.

Notwithstanding the foregoing, the Seller may take or omit to take any action (whether or not reducing or impairing the rights of the Issuer, the Trustee or the Health Care Noteholders) or adjust, correct, modify, cancel or write-off the amount of any Purchased Receivable if such change (i) is not as a result of the related Obligor's inability to pay any Purchased Receivable; and (ii) is determined by the Seller to be desirable and appropriate, is consistent with its past practices and is based on the same standards the Seller would apply had it not sold such Receivable hereunder but continued to hold such Receivable for its own account.

                 (m) Obligations. The Seller will duly fulfill all obligations on its part to be fulfilled under or in connection with each Purchased Receivable and will do nothing to impair the rights of the Issuer therein except as otherwise expressly permitted in this Agreement.

                 (n) Business, Credit and Collection Policies. It will not change its business, credit, or collection policies in a manner which would materially impair its ability to collect the Purchased Receivables.

                 Section 4.2.     Covenants of Beverly.  Beverly hereby
covenants that:

                 (a) Financial Statements. Beverly will assure that (A) its consolidated financial statements will reflect, by footnote or otherwise, the separate existence of the Issuer, the extent of its separate assets and the unavailability of those assets to satisfy claims of the creditors of Beverly or any Affiliate other than the Issuer (as well as the fact that the Purchased Receivables generated by the Selling Subsidiaries and the Seller are owned by the Issuer and are unavailable to the creditors of the Selling Subsidiaries and the Seller); and (B) any separate financial statements of the Seller or any Selling Subsidiary, to the extent any Purchased Receivables are reflected therein, will reflect, by footnote or otherwise, the ownership of such Purchased Receivables by the Issuer.

                 (b) Information. Beverly will deliver to the Issuer and the Trustee:

                 (A) as soon as available and in any event within 90 days after the end of each fiscal year of Beverly, a statement of Beverly's independent public accountants to the effect that nothing has come to their attention to cause them to believe that (1) there existed on the date of such statements any Amortization Event or event or condition which, with the giving of notice or lapse of time or both, would become an Amortization Event or (2) that Beverly was not in compliance during such fiscal year with the requirements of Section 4.2(a) and
         Section 4.2(d) hereof;

                 (B) as soon as available and in any event within 60 days after the end of each fiscal quarter of each fiscal year of Beverly, a certificate from the chief financial officer of Beverly to the effect that: (x) such officer is familiar with the Related Documents; (y) has conducted a diligent inquiry with respect to whether Beverly and its Affiliates are in compliance with their obligations thereunder and (z) that, on the basis of the foregoing: (i) no Amortization Event or event or condition which, with the giving of notice or lapse of time or both, would become an Amortization Event has occurred; (ii) Beverly was in compliance during the fiscal year (or fiscal period, as the case may be) with the requirements of Section 4.2(a) and Section 4.2(d) hereof and (iii) the Seller and each Selling Subsidiary was in compliance during the fiscal year (or fiscal period as the case may be) with the requirements of the Related Documents to which they are party.

                 (C) forthwith upon the occurrence of any Amortization Event or event or condition which, with the giving of notice or lapse of time or both, would become an Amortization Event or upon becoming aware that any of the representations and warranties contained in
         Article III have ceased to be true and correct, a certificate of the president, any vice president or the chief financial officer or the chief accounting officer of Beverly setting forth the details thereof and the action which Beverly is taking or proposes to take with respect thereto.

                 (D)(1) as soon as available and in any event within 60 days after the end of each fiscal quarter of each fiscal year of Beverly, consolidated balance sheets of Beverly and its consolidated subsidiaries as of the end of such quarter, and consolidated statements of income and retained earnings of Beverly and its consolidated subsidiaries each for the period commencing at the end of the previous fiscal year and ending with the end of such quarter certified by the chief financial officer, each certified as being prepared in accordance with generally accepted accounting principles for interim financial statements and the rules and regulations of the Commission;

                 (2) as soon as available and in any event within 90 days after the end of each fiscal year of Beverly, a copy of the consolidated balance sheets of Beverly and its consolidated subsidiaries as of the end of such year and the related consolidated statements of income and retained earnings of Beverly and its consolidated subsidiaries for such year each reported on by Beverly's Independent public accountants, each certified as being prepared in accordance with generally accepted accounting principles;

                 (3) notice promptly after the sending or filing of all reports which Beverly sends to any of its security holders and all reports and registration statements which Beverly files with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans and to registrations of securities for selling security holders and copies thereof; and

                 (4) promptly after the filing or receiving thereof, copies of all reports and notices with respect to any "Reportable Event" defined in Article IV of ERISA which Beverly or any subsidiary files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which Beverly or any subsidiary receives from such Corporation.

                 (c) Access and Information. Unless prohibited by applicable governmental regulations or any regulations of JCAHO, the Issuer, the Trustee, any Noteholder representing at least 66-2/3% of the Aggregate Outstanding Amount of Health Care Notes of any Series and their respective representatives shall at all times have full and free access during normal business hours to all the books, correspondence and records of Beverly insofar as they relate to Purchased Receivables, and the Issuer, the Trustee and their respective representatives may examine the same, take extracts therefrom and make photocopies thereof, and Beverly agrees to render to the Issuer, the Trustee and their respective representatives, at Beverly's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto; provided, however, that the Issuer, and the Trustee each acknowledges that in exercising its respective rights and privileges conferred in this
Section 4.2(c) it or its representatives may, from time to time, obtain knowledge of information, practices, books, correspondence and records of a confidential nature and in which Beverly has a proprietary interest. The Issuer and the Trustee each agrees that all such information, practices, books, correspondence and records so obtained by it are to be regarded as confidential information and that such information may be subject to laws, rules and regulations regarding patient confidentiality, and agrees that (other than for the purposes contemplated by the Related Documents) (i) it shall retain in confidence and shall ensure that its representatives retain in confidence and will not disclose without the prior written consent of Beverly any or all of such information, practices, books, correspondence and records furnished to them and (ii) it will not, and will ensure that its representatives will not, make any use whatsoever of any of such information, practices, books, correspondence and records without the prior written consent of Beverly, unless such information is generally available to the public (other than as a result of a breach of this Section 4.2(c), Section 4.1(h) or Section 4.3(h) hereof) or is required by law to be disclosed.

                 (d) Corporate Formalities. Beverly will, and will cause its Affiliates to: (x) observe the applicable legal requirements for the recognition of the Seller, the Issuer and each Selling Subsidiary (and any subsidiary into which the Seller, the Issuer or any such Selling Subsidiary is merging or consolidating) as a legal entity separate and apart from Beverly and its other Affiliates and (y) comply with the provisions of Section 3.17 of the Indenture.

                 Section 4.3. Covenants of Each Selling Subsidiary. Each Selling Subsidiary hereby covenants that:

                 (a) Receivables Not To Be Evidenced by Instruments. It will take no action to cause any of its respective Included Receivables to be evidenced by any instrument (as defined in the UCC).

                 (b) Security Interests. Except for the conveyances hereunder and under the Selling Subsidiary Agreements, it will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any of its respective Included Receivables whether now existing or hereafter created, or any interest therein, and it shall defend the right, title and interest of the Issuer in, to and under its respective Receivables whether now existing or hereafter created, against all claims of third parties except any third party claiming through or under the Issuer.

                 (c) Status of Receivables. It shall comply in all material respects with all Contractual Obligations applicable to its respective Receivables or any part thereof.

                 (d) Licenses. It will preserve and maintain its licenses, permits and other authorizations necessary for the conduct of its business.

                 (e) Indemnity. In any suit, proceeding or action brought by the Trustee or the Issuer for any sum owing with respect to any of its respective Receivables, it will save, indemnify and keep the Trustee, the Health Care Noteholders and the Issuer, as the case may be, harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever under such Receivable, arising out of a breach by such Selling Subsidiary of any obligation under such Receivable or arising out of any other agreement, indebtedness or liability other than a Purchased Receivable at any time owing to or in favor of a patient or provider or its successor from such Selling Subsidiary, and all such obligations of such Selling Subsidiary shall be and remain enforceable against and only against such Selling Subsidiary, and shall not be enforceable against the Trustee or the Issuer, as the case may be. The parties intend that this Subsection (e) not be applied to provide direct or indirect assurance to the Trustee, the Health Care Noteholders or the Issuer, as the case may be, against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, the Obligor on, or the uncollectability of, any Purchased Receivable.

                 (f) Compliance with Law. It will comply, in all material respects, with all Requirements of Law applicable to its respective Receivables or any part thereof.

                 (g) No Liens. It will not create, permit or suffer to exist, and will defend the Issuer's rights to its respective Purchased Receivables against, and take such other actions as are necessary to remove, any Lien, claim or right in, to or on any Purchased Receivables, other than the Liens created hereby and by the Indenture.

                 (h) Access and Information. Unless prohibited by applicable governmental regulations or any regulations of JCAHO, the Issuer, the Master Servicer, the Trustee, any Noteholder representing at least 66-2/3% of the Aggregate Outstanding Amount of Health Care Notes of any Series and their respective representatives shall at all times have full and free access during normal business hours to all the books, correspondence and records of such Selling Subsidiary insofar as they relate to its respective Receivables, and the Issuer, the Master Servicer, the Trustee and their respective representatives may examine the same, take extracts therefrom and make photocopies thereof, and such Selling Subsidiary agrees to render to the Issuer, the Master Servicer, the Trustee and its representatives, at such Selling Subsidiary's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto; provided, however, that the Issuer, the Master Servicer and the Trustee each acknowledges that in exercising its respective rights and privileges conferred in this Section 4.3(h) it or its representatives may, from time to time, obtain knowledge of information, practices, books, correspondence and records of a confidential nature and in which such Selling Subsidiary has a proprietary interest. The Issuer, the Master Servicer and the Trustee each agrees that all such information, practices, books, correspondence and records so obtained by it are to be regarded as confidential information and that such information may be subject to laws, rules and regulations regarding patient confidentiality, and agrees that (other than for the purposes contemplated by the Related Documents)
(i) it shall retain in confidence and shall ensure that its representatives retain in confidence and will not disclose without the prior written consent of such Selling Subsidiary any or all of such information, practices, books, correspondence and records furnished to them and (ii) it will not, and will ensure that its representatives will not, make any use whatsoever of any of such information, practices, books, correspondence and records without the prior written consent of such Selling Subsidiary, unless such information is generally available to the public (other than as a result of a breach of this subsection (h) or Section 4.1(h) hereof) or is required by law to be disclosed.

                 (i) Change of Location. It will not, without providing 20 days notice to the Issuer and the Trustee and without filing such financing statements and amendments to any previously filed financing statements as the Issuer and the Trustee may require, (i) change the location of its chief executive office, principal place of business or of any Regional Center the location of the offices where the Records relating to its respective Receivables are kept or (ii) change its name, identity or corporate structure in any manner which would, could or might make any financing statement or continuation statement filed by it in accordance herewith seriously misleading within the meaning of Section 9-402(7) of any applicable enactment of the UCC.

                 (j) Obligor Contracts. Subject to Section 6.6, it may change the terms of the Obligor contracts and agreements relating to its respective Purchased Receivables (or any part thereof) or its policies and procedures with respect to the servicing thereof (including without limitation the amount and timing of finance charges, fees and write-offs) only if such change: (i) is not as a result of the related obligor's inability to pay any Purchased Receivable; and (ii) would not, in the reasonable belief of such Selling Subsidiary or the Master Servicer, cause an Amortization Event to occur.

                 (k) Corporate Existence. Except as provided in Article VIII hereof, it will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation (unless it becomes organized under the laws of any other state or of the United States of America, in which case it will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Related Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

                 (l) Non-Impairment of Purchased Receivables. Except as permitted by Section 6.6, it will not take or omit to take any action, or permit any Servicer or the Master Servicer to take or omit to take any action, which action or omission would reduce or impair the rights of the Issuer, the Trustee or the Health Care Noteholders with respect to any Purchased Receivable. Without limiting the generality of the foregoing, it shall not take any of the following actions, or permit any Servicer or the Master Servicer to take any of the following actions:

                 (i) rescind, cancel or modify any provision of any of its respective Purchased Receivables:

                 (ii) waive any right with respect to any of its respective Purchased Receivables; or

                 (iii) take or omit to take any action which might subject any of its respective Purchased Receivables to offset, counterclaim, deduction or defense.

Notwithstanding the foregoing, it may take or omit to take any action (whether or not reducing or impairing the rights of the Issuer, the Trustee or the Health Care Noteholders) or adjust, correct, modify, cancel or write-off the amount of any Purchased Receivable if such change (i) is not as a result of the related Obligor's inability to pay any Purchased Receivable; and (ii) is determined by it to be desirable and appropriate, is consistent with its past practices and is based on the same standards it would apply had it not sold such Receivable hereunder but continued to hold such Receivable for its own account.

                 (m) Obligations. It will duly fulfill all obligations on its part to be fulfilled under or in connection with each of its respective Purchased Receivables and will do nothing to impair the rights of the Issuer therein except as otherwise expressly permitted in this Agreement.

                 (n) Business, Credit and Collection Policies. It will not change its business, credit, or collection policies in a manner which would materially impair its ability to collect its related Purchased Receivables.


                                   ARTICLE V

                          ADMINISTRATION AND SERVICING
                                 OF RECEIVABLES

                 Section 5.1. General. The Seller agrees to act as a Servicer under this Agreement with respect to the Purchased Receivables (other than the Selling Subsidiary Receivables) and as Master Servicer hereunder; and the Issuer consents thereto. Each Selling Subsidiary agrees to act as a Servicer hereunder with respect to its respective Purchased Receivables and the Issuer consents thereto. Each Servicer shall service and administer its respective Purchased Receivables and shall collect payments due under its respective Purchased Receivables in accordance with its usual and customary servicing policies and procedures for servicing accounts comparable to such Purchased Receivables, and shall have full power and authority, acting alone or through any Person properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Each Servicer recognizes that the Master Servicer will be acting hereunder on the basis of information provided it by the Servicers; and each Servicer agrees to cooperate with the Master Servicer and, to the extent necessary, the other Servicers such that the Master Servicer's obligations may be fulfilled in a timely fashion.

                 Section 5.2. Servicer Compensation. As compensation for its acting as Servicer or Master Servicer, as the case may be, hereunder, each Servicer shall be entitled to receive a daily servicing fee equal to one-half of the Servicing Fee Rate on the Balance of the Purchased Receivables being serviced by such Servicer (determined as of such day), and the Master Servicer shall be entitled to receive a daily servicing fee (collectively, with the other servicing fees referred to in this Section 5.2, the "Servicing Fees"), equal to one-half of the Servicing Fee Rate on the Balance of all Purchased Receivables (determined as of such day). Such amounts shall be payable from amounts distributed to the Master Servicer pursuant to Section 7.2(h)(i) of the Indenture.

                 Section 5.3. Expenses. Each Servicer and the Master Servicer, respectively, shall pay out of its own funds all expenses incurred in connection with the servicing activities hereunder including, without limitation, UCC filing fees and expenses related to the collection and enforcement of the Purchased Receivables.

                 Section 5.4. Repurchase by Servicers. In the event there is any breach of any of the representations, warranties or covenants of any Servicer contained in this Agreement, then if such breach or failure has a material adverse effect on the interests of the Issuer, the Trustee, the Trust Estate or the Health Care Noteholders in such Servicer's respective Purchased Receivables and if such event is continuing on the first Distribution Date occurring at least 30 days after the earlier to occur of (a) the discovery of such event by such Servicer or (b) receipt by such Servicer of written notice of such event given by the Trustee, the Holders of at least 50% in Aggregate Outstanding Amount of Health Care Notes of any Series or the Issuer, such Servicer shall purchase all of its respective Purchased Receivables as to which such event relates on such Distribution Date. The Servicer shall purchase a Purchased Receivable on such Distribution Date by making a deposit into the Collection Account before 11:00 a.m. New York City time on such Distribution Date in immediately available funds in an amount equal to the Repurchase Price for such Receivable. Such Repurchase Price shall be treated as a Collection of the related Purchased Receivables and shall be applied in accordance with Article VI. Upon each such purchase by the Servicer, the Issuer shall automatically and without further action be deemed to sell, transfer, assign and set over, and otherwise convey to the Servicer, without recourse, representation or warranty, all right, title and interest of the Issuer in and to such Purchased Receivable, all monies due or to become due with respect thereto and all Proceeds thereof other than any portion of the Repurchase Price. The Issuer shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Servicer to effect the conveyance of any Purchased Receivable pursuant to this Section. The parties intend that this Section 5.4 not be applied to provide direct or indirect assurance to the Issuer against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, the related Obligor on, or the uncollectability of, any Purchased Receivable. The obligation to repurchase any such Purchased Receivable pursuant to this Section 5.4 shall survive the termination of this Agreement.

                 Section 5.5. Master Servicer. (a) General. To the extent not inconsistent with Requirements of Law, the Master Servicer shall assist the Servicers in the performance of their respective duties under this Article. In addition, the Master Servicer shall assist the Issuer and the Trustee in monitoring compliance by the Seller and each Selling Subsidiary (and of their respective Purchased Receivables) with the requirements of this Agreement.

                 (b) Reports. The Master Servicer, on the basis of information provided by the Servicers, will deliver appropriately completed Daily Reports, Daily Trustee Reports and Monthly Trustee Reports as provided in
Section 6.5.

                 Section 5.6. Semi-Annual Servicer's Certificate. Each Servicer will deliver to the Master Servicer, the Issuer and the Trustee, and the Master Servicer will deliver to the Issuer and the Trustee, on or before each of June 30 and December 31 of each year, commencing June 30, 1995, an Officer's Certificate stating that (a) a review of the activities of the Servicer or the Master Servicer, as the case may be, during the immediately preceding six months ending on the last day of the month preceding such report date, and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer's knowledge, based on such review, the Servicer or the Master Servicer, as the case may be, has fully performed all its obligations under this Agreement throughout such six-month period (including its obligations to prepare and deliver each Daily Report, each Daily Trustee Report and each Monthly Trustee Report in compliance with the terms of this Agreement), or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                 Section 5.7. Semi-Annual Independent Public Accountants' Servicing Report. Semi-annually, on or before June 30 and December 31 of each year, commencing June 30, 1995, the Master Servicer shall furnish to the Issuer, the Trustee and the Rating Agency a statement from a firm of Independent public accountants stating that: (1) they have reviewed this Agreement and the Monthly Trustee Reports for the immediately preceding six months ending on the last day of the month preceding such report date and certain documents and records relating to the servicing of the Purchased Receivables during such period, (2) based upon their review of such Monthly Trustee Reports, the calculations contained therein have been performed in accordance with the provisions of this Agreement and (3) based upon their review, nothing came to their attention that caused them to believe that the information in any such Monthly Trustee Reports was not correct or that such servicing was conducted in violation of this Agreement, except for such exceptions as shall be set forth in such report. The Servicers and the Master Servicer shall make diligent efforts to comply with any recommendations contained in such report and shall each deliver an Officer's Certificate to the Issuer and the Trustee not later than 30 days thereafter describing the scope and progress of such efforts.

                 Section 5.8. Notices to the Seller. In the event that the Seller or any Selling Subsidiary is no longer acting as a Servicer hereunder or the Seller is no longer acting as Master Servicer hereunder, any Successor Master Servicer or Successor Servicer appointed pursuant to Section 9.2 shall deliver or make available to the Seller and each Selling Subsidiary, as the case may be, each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 5.5, 5.6 and 5.7.


                                   ARTICLE VI

                           ALLOCATION AND APPLICATION
                                 OF COLLECTIONS

                 Section 6.1.     Establishment of Issuer Accounts; Investment.
(a) The Issuer has pursuant hereto and to the Indenture established and shall maintain with the Trustee three segregated trust accounts (the "Collection Account", the "Distribution Account" and the "Expense Account" and, collectively, the "Issuer Accounts"). With respect to each Series, a Payment Subaccount and an Expense Subaccount of the Distribution Account shall be established and maintained. The Trustee will make any withdrawals or deposits from or to the Issuer Accounts required or permitted pursuant to the terms hereof.

                 (b) Funds in the Issuer Accounts which are permitted (or required) to be invested in accordance with Section 6.3 may (or shall) be invested by and in the name of the Trustee in Eligible Investments for the account of the Master Servicer.

                 Section 6.2. Collections and Allocations. All Collections shall be deposited (or caused to be deposited) by the respective Servicer in immediately available funds to the Collection Account within two Business Days of receipt thereof by such Servicer. Any Collections received by the Master Servicer shall be similarly so deposited. Pending such transfer, the respective Servicer or the Master Servicer, as the case may be, may deposit the same in a concentration account in which funds of Beverly and its subsidiaries may also be deposited; provided that Collections deposited in such a concentration account shall be transferred to the Collection Account within two Business Days of receipt thereof by such Servicer; provided further that each Servicer and the Master Servicer shall maintain records permitting a determination and identification on a daily basis of the amount and location of all Collections which have been so deposited. In the event of the commencement of a bankruptcy, insolvency, reorganization or similar proceeding with respect to Beverly, the Seller, any Selling Subsidiary or any Servicer, then, immediately upon the occurrence of such event and thereafter so long as any such proceeding is pending, the Seller, the Servicers and the Master Servicer shall immediately remit (or cause to be remitted) all Collections on the Purchased Receivables received by it directly to the Trustee for deposit into the Collection Account, and shall not commingle any such Collections with other funds or deposit any such Collections thereafter into any account established, held or maintained by itself.

                 Section 6.3.     Application of Amounts in Collection Account.
(a) Except during the Amortization Period (and subject to the other provisions of this Article VI), amounts on deposit in the Collection Account shall be applied by the Trustee on a daily basis, based on the Daily Trustee Report delivered on such day, in the following order:

                 (i) First, for deposit into the Expense Account, an amount equal to accrued and unpaid Servicing Fee up to but excluding the next succeeding Business Day (to the extent not previously deposited into the Expense Account);

                 (ii) Second, for deposit into the Expense Account, (A) an amount equal to the accrued Trustee's Fee (in advance and on a daily basis, and to the extent not previously deposited into the Expense Account), up to but excluding the next succeeding Business Day,plus
         (B) an amount as requested by the Trustee in writing, equal to the then unreimbursed expenses of the Trustee (which expenses, in the aggregate through such date, shall not exceed the Daily Cost Available Amount);

                 (iii) Third, for deposit into the Payment Subaccount for each Series, an amount equal to interest accrued and unpaid on the Health Care Notes of such Series up to but excluding the next succeeding Business Day (allocated pro rata on the basis of relative accrued and unpaid interest) (to the extent not previously deposited into such Payment Subaccount);

                 (iv) Fourth, for deposit into the Payment Subaccount for each Series, an amount equal to the Net Note Balance of each Series of Health Care Notes in its Liquidation Period (allocated pro rata on the basis of relative Net Note Balances);

                 (v) Fifth, for deposit into the Expense Subaccount for each Series, an amount equal to the accrued and unpaid Series Special Obligations of such Series (pro rata based on the relative amounts then due) (to the extent not previously deposited into such Expense Subaccount);

                 (vi) Sixth, to pay the Seller the Purchase Price of Purchased Receivables pursuant to Section 2.1(c) hereof (if Receivables are to be purchased pursuant to Section 2.1(c));

                 (vii) Seventh, first, for deposit into the Expense Account, an amount equal to any due and unpaid Daily Costs owing to the Trustee (to the extent not paid pursuant to clause (ii)), and then, for deposit into the Expense Account or the applicable Expense Subaccount, as applicable, pro rata based on the amounts then due, an amount equal to the due and unpaid remaining Daily Costs (to the extent not previously deposited into such accounts);

                 (viii) Eighth, at the option of the Issuer to be (x) retained by the Trustee in the Collection Account to be invested by and in the name of the Trustee in Eligible Investments maturing overnight, (y) paid out by the Trustee to the Issuer as a Restricted Payment pursuant to a certificate of an Authorized Officer of the Issuer (setting forth any required calculations pursuant to the definition of "Restricted Payment") delivered to the Trustee or (z) transferred from the Collection Account to the appropriate subaccounts of one or more Distribution Accounts pursuant to Article IX of the Indenture;provided that, in each case, the Issuer complies with all applicable Requirements of Law and Contractual Obligations;provided further that no payment or transfer shall be paid pursuant to clause
         (y) or (z) unless the Net Purchased Receivables exceeds the Minimum Required Receivables Balance after giving effect to such Restricted Payment or transfer and contemplated redemption.

                 (b) During the Amortization Period (and subject to the other provisions of this Article VI), amounts on deposit in the Collection Account shall be applied by the Trustee on a daily basis, based on the Daily Trustee Report for such day, in the following order:

                 (i) First, for deposit into the Expense Account, an amount equal to the accrued and unpaid Servicing Fee up to but excluding the next Business Day, to the extent not previously deposited into the Expense Account;

                 (ii) Second, for deposit into the Expense Account, (A) an amount equal to the accrued Trustee's Fee (in advance and on a daily basis, and to the extent not previously deposited into the Expense Account) plus (B) an amount as requested by the Trustee in writing, equal to the then unreimbursed expenses of the Trustee (which expenses, in the aggregate through such date, shall not exceed the Daily Cost Available Amount).

                 (iii) Third, for deposit into the Payment Subaccount of each Series, an amount equal to interest accrued and unpaid on the Health Care Notes of such Series up to but excluding the next Business Day (allocated on the basis of relative accrued and unpaid interest) (to the extent not previously deposited into such Payment Subaccount);

                 (iv) Fourth, for deposit into the Payment Subaccount of each Series, an amount equal to the Net Note Balance of such Series of Health Care Notes (allocated on the basis of relative Net Note Balances);

                 (v) Fifth, for deposit into the Expense Subaccount for each Series, an amount equal to the accrued and unpaid Series Special Obligations of such Series (pro rata based on the relative amounts then due) (to the extent not previously deposited into such Expense Subaccount);

                 (vi) Sixth, first, for deposit into the Expense Account, an amount equal to any due and unpaid Daily Costs owing to the Trustee, and then, for deposit into the Expense Account or Expense Subaccount, as applicable, pro rata based on the amounts then due, an amount equal to the due and unpaid remaining Daily Costs (to the extent not previously deposited into such accounts).

                 Section 6.4. Reports. (a) On each Date of Processing, each Servicer will determine (based on estimates) and report to the Master Servicer, for the current day, Collections with respect to such Servicer's respective Purchased Receivables and such Servicer's respective new Included Receivables. The Master Servicer shall determine for the current day the aggregate Collections and aggregate new Purchased Receivables; shall determine for such day the Minimum Required Receivables Balance; and shall prepare a report (the "Daily Report") setting forth such information and such other information specified in Exhibit D. The Master Servicer shall deliver Daily Reports (not previously delivered) for each day to the Issuer.

                 (b) On each Business Day, the Master Servicer will determine (based on estimates) and provide to the Trustee and the Issuer the information necessary for the Trustee to make the distributions and allocation set forth in
Section 6.3, shall determine for the current day the Minimum Required Receivables Balance and shall prepare a report (the "Daily Trustee Report") setting forth such information and such other information specified in Exhibit
F. The Master Servicer shall deliver Daily Trustee Reports (not previously delivered) to the Trustee and the Issuer by 11:00 a.m. New York City time on each Business Day.

                 Section 6.5. Adjustment Procedures. On each Distribution Date, the Master Servicer shall determine the actual amount of Collections and the actual Balances of Purchased Receivables purchased during the preceding Collection Period, together with the aggregate amount of any Purchased Receivables erroneously reported during any prior Collection Period, and shall set forth such actual amounts and the other calculations and information specified in the form of the Monthly Trustee Report attached as Exhibit G for the prior Collection Period. The Master Servicer shall complete such Monthly Trustee Report and deliver it to the Issuer and the Trustee by 11:00 a.m. New York City time on each Distribution Date. Each Monthly Trustee Report may be transmitted by telecopy to the telecopy numbers specified in Section 12.6 and shall thereafter be promptly mailed to the Trustee and the Issuer at the address for notices for each such party





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
specified in Section 12.6. To the extent the actual amounts specified in the Monthly Trustee Report differ from the estimates calculated pursuant to Section
6.4 or as contemplated by Section 2.1(c), the following adjustments shall be made:

                 (i) If and to the extent that the estimated Balance of new Purchased Receivables exceeds the actual Balance of new and under-reported Purchased Receivables (less amounts of over-reported Purchased Receivables), the Issuer shall decrease the Balance of its Purchased Receivables by, and the Seller shall deposit into the Collection Account in immediately available funds, an amount equal to such excess.

                 (ii) If and to the extent that the actual Balance of new Purchased Receivables (less amounts of over- reported Purchased Receivables) exceeds the estimated Balance of new and under-reported Purchased Receivables, the Issuer shall increase the balance of its Purchased Receivables by, and shall instruct the Trustee pursuant to an Issuer Order to pay to the Seller in immediately available funds from amounts in the Collection Account (prior to applications of the amounts set forth in Section 6.3), an amount equal to the amount of such excess.

                 (iii) If and to the extent that the estimated amount of Collections exceeds the actual amount of Collections, the Issuer shall
         (A) increase the Balance of its Purchased Receivables by the amount of such excess, (B) decrease its gross revenues by an amount equal to such excess and (C) instruct the Trustee pursuant to an Issuer Order to pay to the Seller, in immediately available funds from amounts in the Collection Account (prior to applications of the amounts set forth in Section 6.3), an amount equal to the amount of such excess.

                 (iv) If and to the extent that the actual amount of Collections exceeds the estimated amount of Collections, the Issuer shall (A) decrease the Balance of its Purchased Receivables by the amount of such excess and (B) increase its gross revenues by an amount equal to such excess; and the Seller shall deposit into the Collection Account, in immediately available funds an amount equal to such excess.

                 On each Distribution Date, based on the reconciled Balances of Purchased Receivables determined as set forth above, the Servicer shall redetermine the Delinquency Ratio, Loss Ratio, Days Sales Outstanding and the Originations for each of the past 12 Collection Periods, and such information shall be set forth in the Monthly Trustee Report.

                 Section 6.6. Adjustments for Miscellaneous Credits and Erroneous Charges. (a) If during any Collection Period the respective Servicer or the Seller, as applicable, (i) adjusts the amount of any Purchased Receivable because of a rebate, refund or billing error to an Obligor, or (ii) discovers that a Purchased Receivable was created through an erroneous charge or (iii) otherwise compromises, adjusts, reduces, modifies or cancels any indebtedness evidenced by a Purchased Receivable (otherwise than to correct the transaction giving rise to such Purchased Receivable) without receiving the full amount of cash therefor, the Servicer or the Seller, as applicable, shall deposit cash into the Collection Account during such Collection Period in an amount equal to such offset or other action within two Business Days following such adjustment or discovery. The Seller shall not compromise, adjust, reduce, modify or cancel any indebtedness evidenced by a Purchased Receivable pursuant to clause (iii) of this Section 6.6(a) unless such change (A) is not as a result of the related Obligor's inability to pay any Purchased Receivable, and
(B) is determined by the Seller to be desirable and appropriate, is consistent with its past practices and is based on the same standards the Seller would apply had it not sold such Purchased Receivable hereunder but continued to hold such Purchased Receivable for its own account. All cash received on account of such offset shall be treated as a Collection of the related Receivables in the Collection Period in which the obligation to repurchase such Receivables arose and shall be applied in accordance with this Article VI. The obligation of the Servicer and the Seller to make such offsets shall survive the termination of this Agreement. Notwithstanding the foregoing, but subject to Section 6.6(b), any Purchased Receivable may be written off as uncollectible, if permitted as described in the last sentences of Sections 4.1(l) or 4.3(l), without any obligation by the respective Servicer or Seller to make any payment hereunder.

                 (b) If any Purchased Receivable included in the Balance of Purchased Receivables on the date of transfer thereof to the Issuer pursuant to Section 2.1 hereof includes any amounts which should have been written-off by the Seller or applicable Selling Subsidiary prior to the date of transfer thereof in accordance with the Seller's or Selling Subsidiary's customary write-off procedures and practices, the Seller shall, within two Business Days following discovery thereof by the Seller, notify the applicable Servicer and deposit cash into the Collection Account in an amount equal to such amounts which so should have been written-off. Such deposit shall be treated as a Collection of the related Purchased Receivables in the Collection Period in which the obligations to make such deposit arose and shall be applied in accordance with this Article VI.


                                  ARTICLE VII

                   CERTAIN MATTERS RELATING TO THE SELLER AND
                            THE SELLING SUBSIDIARIES

                 Section 7.1. Merger or Consolidation of, or Assumption of the Obligations of, the Seller or any Selling Subsidiaries. (a) Any corporation into which the Seller or any Selling Subsidiary may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller or any Selling Subsidiary, shall be a party, or any Person succeeding to the business of the Seller or any Selling Subsidiary shall be the successor of the Seller or such Selling Subsidiary hereunder (without relieving the Seller or such Selling Subsidiary of its responsibilities hereunder if it survives such merger, conversion or consolidation) without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor to the Seller or such Selling Subsidiary shall execute an assumption agreement providing for the assumption by the successor to the Seller or such Selling Subsidiary of the rights and obligations of the Seller or such Selling Subsidiary hereunder in a form reasonably satisfactory to the Issuer and the Trustee; and provided, further, that neither the Seller nor any Selling Subsidiary may merge or consolidate with or into any Person unless:

(v) such merger or consolidation is permitted by all applicable Requirements of Law (including, without limitation, all federal and state Medicaid, Medicare and Department of Veterans' Affairs laws, rules and regulations), (w) immediately prior to, and immediately after and giving effect to, such merger or consolidation, the Seller, Beverly and each Selling Subsidiary shall be in compliance with their respective covenants and agreements contained herein and in the Related Documents, (x) no Amortization Event shall have occurred or be impending, (y) the surviving corporation shall be a direct or indirect wholly-owned subsidiary of Beverly and (z) the Rating Agency Condition shall have been satisfied.

                 (b) The obligations of the Seller or any Selling Subsidiary hereunder shall not be assignable nor shall any Person succeed to the obligations of the Seller or any Selling Subsidiary hereunder except in each case in accordance with the provisions of Section 7.1(a).


                                  ARTICLE VIII

                      OTHER MATTERS RELATING TO SERVICING

                 Section 8.1. Liability of the Servicers and Master Servicer; Indemnification. Each Servicer and the Master Servicer, respectively, will indemnify the Issuer, its beneficial owners, the Trustee and the Health Care Noteholders from and against any loss, liability, expense, damage or injury suffered or sustained arising from acts or omissions of such Servicer or the Master Servicer, as the case may be. The foregoing indemnity shall not be construed as to limit any rights (including without limitations rights to indemnity) which any such indemnified person shall be entitled under applicable law, rule, regulation or court decree, at equity or otherwise.

                 Section 8.2. Merger or Consolidation of, or Assumption of the Obligations of, the Servicers or Master Servicer. Any corporation into which any Servicer or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Servicer or the Master Servicer shall be a party, or any Person succeeding to the business of such Servicer or the Master Servicer shall be the successor of such Servicer or the Master Servicer, as the case may be, hereunder (without relieving such Servicer or the Master Servicer of its responsibilities hereunder if it survives such merger, conversion or consolidation), without the execution or filing of any paper; provided, however, that the Issuer, the successor to such Servicer or the Master Servicer, as the case may be, shall execute an assumption agreement providing for the assumption by the successor to such Servicer or the Master Servicer, as the case may be, of the rights and obligations of such Servicer or the Master Servicer hereunder in a form reasonably satisfactory to the Issuer and the Trustee; and provided, further, that no Servicer or Master Servicer may merge or consolidate with or into any Person unless: (v) such merger or consolidation is permitted by all applicable Requirements of Law (including, without limitation, all federal and state Medicaid, Medicare and Department of Veterans' Affairs laws, rules and regulations), (w) immediately prior to, and immediately after and giving effect to such merger or consolidation, the Seller, Beverly and each Selling Subsidiary shall be in compliance with their covenants and agreements contained herein and in the Related Documents, (x) no Amortization Event shall have occurred or be impending, (y) the surviving corporation shall be a direct or indirect wholly owned subsidiary of Beverly and (z) the Rating Agency Condition shall have been satisfied.

                 Section 8.3. Servicers and Master Servicer Not To Resign. Neither any Servicer nor the Master Servicer shall resign from the obligations and duties hereby imposed on it except upon a determination that (i) the performance of its duties hereunder is no longer permissible under applicable Requirements of Law and (ii) there is no reasonable action which the Servicer or the Master Servicer could take to make the performance of its duties hereunder permissible under applicable Requirements of Law. Any such determination permitting the resignation of any Servicer or the Master Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Issuer and the Trustee.

                 Section 8.4. Delegation of Duties. In the ordinary course of business, a Servicer or the Master Servicer may at any time delegate any of its duties hereunder to any Person who agrees to conduct such duties in accordance with the terms of this Agreement; provided, however, that (a) such delegation is otherwise in compliance with all applicable Requirements of Law;
(b) such delegation shall not relieve the Servicer or the Master Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.3 hereof; and (c) the Rating Agency Condition shall have been satisfied.

                 Section 8.5. Monitoring. Until such time as the Issuer, the Trustee or the Health Care Noteholders pursuant to Section 9.1 replace a Servicer or the Master Servicer with a Successor Servicer or Successor Master Servicer following delivery of a Termination Notice to such Servicer or Master Servicer, as applicable, to the extent permitted by law, the Issuer, the Trustee or the Holders of at least 50% in Aggregate Outstanding Amount of Health Care Notes of any Series shall have the right to appoint a firm of Independent public accountants to monitor the servicing of Purchased Receivables and to furnish to the Issuer and the Trustee, such letters, certificates and reports as either the Issuer, the Trustee or the Holders of at least 50% in Aggregate Outstanding Amount of Health Care Notes of any Series shall reasonably request. The respective Servicer and the Master Servicer shall cooperate fully with such firm of Independent public accountants. The fees and expenses of such firm of Independent public accountants shall be paid for by the respective Servicer or the Master Servicer, as the case may be.

                 Section 8.6. Confidentiality. Notwithstanding any provision of this Agreement to the contrary, including, without limitation, Sections 4.1(h), 4.2(c), 4.3(h), 8.5, 9.1 and 10.2, in no event shall the Issuer, the Master Servicer, the Trustee or any Health Care Noteholder or any representatives of any of them have access to any patient records required by any law, rule or regulation of any Governmental Authority, the JCAHO or any similar agency, or any other regulatory or professional organization to which the Master Servicer, the Seller or any Selling Subsidiary belongs or is subject, to be kept confidential; provided, however, that the Master Servicer, the Seller and each Selling Subsidiary shall each use its reasonable efforts to furnish, or cause to be furnished, information reasonably requested by the Issuer, Master Servicer, the Trustee or any Health Care Noteholder, as the case may be, relating to the Purchased Receivables without violating any such law, rule or regulation.

                                   ARTICLE IX

                               SERVICING DEFAULTS

                 Section 9.1. Servicing Defaults. If any one of the following events (a "Servicing Default") shall occur and be continuing:

                 (a) any failure by any Servicer or the Master Servicer to make any payment, transfer, deposit or any demand, or to prepare or deliver any report, statement or other certification (in any such case, of any kind whatsoever) or to give instructions or notice to the Issuer or the Trustee on or before the date occurring five (5) Business Days after the date such payment, transfer, deposit or report, statement or other certification (in any such case, of any kind whatsoever) or such instruction or notice is required to be made, delivered or given, as the case may be, under the terms of this Agreement (except for deposits required to be made into the Collection Account pursuant to Section 6.2(a), in which case a Servicing Default shall mean the failure to make such a deposit on or before the required date of deposit specified therein, other than a failure caused by factors outside the control of the Seller, the Master Servicer or the Servicers, in which case an Amortization Event shall mean the failure to make such a deposit on or before the date one Business Day after the required date of deposit specified therein;

                 (b) any Servicer or the Master Servicer shall assign or delegate its duties under this Agreement, except as permitted by Section 8.4;

                 (c) failure on the part of any Servicer or the Master Servicer duly to observe or perform any of its other respective covenants or agreements set forth in this Agreement, which continues unremedied for a period of 30 days after the earlier of (i) knowledge of such failure by any Servicer or the Master Servicer, as the case may be, or (ii) there shall have been given, by registered or certified mail, to any Servicer or the Master Servicer by the Issuer, the Trustee or the Holders of at least 50% in Aggregate Outstanding Amount of Health Care Notes of any Series a written notice specifying such failure and requiring that it be remedied;

                 (d) any certification by any Servicer or the Master Servicer in any certificate delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when delivered and such incorrectness is not remedied in all material respects within 30 days after the earlier of (i) knowledge of such failure by such Servicer or the Master Servicer, as the case may be, or (ii) there shall have been given, by registered or certified mail to such Servicer or the Master Servicer by the Issuer, the Trustee or the Holders of at least 50% in Aggregate Outstanding Amount of Health Care Notes of any Series, a written notice specifying such incorrectness and requiring that it be remedied;

                 (e) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of any Servicer or the Master Servicer in an involuntary case under any applicable Federal or state bankruptcy, insolvency, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for any Servicer or the Master Servicer or for any substantial part of any of its respective property, or ordering the winding up or liquidation of any Servicer or the Master Servicer and such order, decree or appointment remains unstayed for a period of 60 days or more;

                 (f) any Servicer or the Master Servicer shall commence a voluntary case under any applicable Federal or state bankruptcy, insolvency or similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Servicer or the Master Servicer or for any substantial part of any of its respective property, or make any general assignment for the benefit of creditors, or the failure by any Servicer or the Master Servicer generally to pay its debts as such debts become due, or the taking of any corporate action by any Servicer or the Master Servicer to authorize any of the foregoing;

then, so long as the Servicing Default shall not have been waived or remedied,
(x) in the case of a Servicing Default set forth in clauses (a), (b), (c) or
(d), any of the Issuer, the Trustee or the Holders of at least 50% in Aggregate Outstanding Amount of Health Care Notes of any Series by written notice to the affected Servicer or the Master Servicer (a "Termination Notice") may terminate the rights and obligations of the Servicer or of the Master Servicer under this Agreement and (y) in the case of a Servicing Default set forth in clauses (e) or (f), the rights and obligations of such Servicer or of the Master Servicer under this Agreement shall be automatically terminated without requiring the delivery of a Termination Notice.

                 Upon the occurrence of any such Servicing Default the affected Servicer or the Master Servicer, as the case may be, shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and such Servicer or the Master Servicer, as the case may be, shall provide the Issuer and the Trustee prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. Each Servicer or the Master Servicer, as the case may be, shall immediately notify the Issuer and the Trustee in writing of any Servicing Default (or incipient Servicing Default).

                 After receipt by a Servicer or the Master Servicer, as the case may be, of such Termination Notice, and on the date that a Successor Servicer or Successor Master Servicer, as the case may be, shall have been appointed pursuant to Section 9.2, all authority and power of such Servicer or Master Servicer, as the case may be, under this Agreement shall pass to and be vested in a Successor Servicer or Successor Master Servicer, as the case may be; and, without limitation, the Issuer is hereby authorized and empowered (upon the failure of the Servicer or Master Servicer, as the case may be, to cooperate) to execute and deliver, on behalf of such Servicer or Master Servicer, as the case may be, as attorney-in-fact or otherwise, all documents and other instrument or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The affected Servicer or Master Servicer, as the case may be, agrees not to contest such termination and to fully cooperate at its expense with the Issuer and such Successor Servicer or Successor Master Servicer, as the case may be, in effecting the termination of the responsibilities and rights of such Servicer or the Master Servicer, as the case may be, to conduct servicing hereunder, including, without limitation, the transfer to such Successor Servicer or successor Master Servicer, as the case may be, of all authority of the affected Servicer or Master Servicer, as the case may be, to service the Purchased Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the affected Servicer or Master Servicer, as the case may be, for deposit, or which have been deposited by such Servicer or Master Servicer, as the case may be, in the Issuer Accounts, or which shall thereafter be received with respect to the Purchased Receivables, and to assist the Successor Servicer or Successor Master Servicer. The affected Servicer or Master Servicer shall promptly transfer its electronic records relating to the Purchased Receivables to the Successor Servicer or Successor Master Servicer, as the case may be, in such electronic form as the Successor Servicer or Successor Master Servicer may reasonably request and shall promptly transfer to the Successor Servicer or Successor Master Servicer all other records, correspondence and documents necessary for the continued servicing of the Purchased Receivables in the manner and at such times as the Successor Servicer or Successor Master Servicer shall reasonably request. To the extent that compliance with this Section 9.1 shall require the affected Servicer or Master Servicer, as the case may be, to disclose to the Successor Servicer or Successor Master Servicer information of any kind which the affected Servicer or Master Servicer, as the case may be, reasonably deems to be confidential, the Successor Servicer or Successor Master Servicer shall be required to enter into such customary licensing and confidentiality agreements as the affected Servicer or Master Servicer, as the case may be, shall deem necessary to protect its interest.

                 Section 9.2. Appointment of Successor Servicer or Successor Master Servicer. (a) On and after the receipt by a Servicer or Master Servicer, as the case may be, of a Termination Notice, the affected Servicer or Master Servicer, as the case may be, shall, subject to Section 8.5, continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Issuer, the Trustee or the Holders of at least 50% in Aggregate Outstanding Amount of Health Care Notes of any Series, as the case may be, by notice to such Servicer or Master Servicer, as the case may be, or, if no such date is specified in such Termination Notice, or otherwise specified by the Issuer, the Trustee or the Holders of at least 50% in Aggregate Outstanding Amount of Health Care Notes of any Series, as the case may be, until a date mutually agreed upon by such Servicer or the Master Servicer, as the case may be, and the Issuer, the Trustee or the Holders of at least 50% in Aggregate Outstanding Amount of Health Care Notes of any Series, as the case may be. The Issuer, the Trustee or at least 50% in Aggregate Outstanding Amount of Health Care Notes of all Series shall as promptly as possible after the giving of a Termination Notice appoint a successor Servicer (a "Successor Servicer") or successor Master Servicer (a "Successor Master Servicer"), as the case may be, and such Successor Servicer or Successor Master Servicer shall accept its appointment by a written assumption in a form acceptable to the Issuer and the Trustee.

                 (b) Upon its appointment, the Successor Servicer or Successor Master Servicer shall be the successor in all respects to the respective Servicer or Master Servicer, as the case may be, with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the respective Servicer or Master Servicer, as the case may be, by the terms and provisions hereof, and all references in this Agreement to the respective Servicer or Master Servicer, as the case may be, shall be deemed to refer to the Successor Servicer or Successor Master Servicer. Without limiting the foregoing, the

Successor Servicer or Successor Master Servicer shall be deemed to make as to itself each of the representations set forth herein in Sections 3.1(a) through
(g) or 3.4(a) through (g), as the case may be (excepting, in each case, the representation set forth in the last sentence of Sections 3.1(a) and 3.4(a)).

                 (c) The Successor Servicer or Successor Master Servicer shall be entitled to servicing compensation with respect to the Purchased Receivables sufficient to pay the Successor Servicer or Successor Master Servicer a reasonable fee (including the estimated costs of such servicing and a reasonable profit). Such servicing compensation rate shall be a reasonable fee determined by the Issuer. In the event that such fee shall exceed the previous Servicing Fee, the outgoing Servicer shall be liable to, and shall make payment to, the Successor Servicer or the Successor Master Servicer, as the case may be, in the amount of such shortfall for each period during which such Successor Servicer or the Successor Master Servicer, as the case may be, is acting hereunder; provided, however, that such Successor Servicer shall remain obligated to perform hereunder notwithstanding the outgoing Servicer's non-payment of such shortfall.

                 Section 9.3. Collection of Medicaid, Medicare and Department of Veterans' Affairs Payments by Servicers. Notwithstanding any provision hereof or of any Related Document to the contrary, all Medicaid, Medicare or Department of Veterans' Affairs payments which are made by an Obligor with respect to any Purchased Receivable shall be collected from such Obligor only by the Servicer which furnished the services for which such payments are made, except to the extent that an Obligor may be required to submit any such payments directly to a Person other than the Servicer pursuant to a court-ordered assignment which is valid, binding and enforceable under applicable federal and state Medicaid, Medicare and Department of Veterans' Affairs laws, rules and regulations; and no Related Document shall be construed to permit any other Person, in violation of applicable federal and state Medicaid, Medicare or Department of Veterans' Affairs laws, rules and regulations to collect or receive, or to be entitled to collect or receive, any such payments prior to the Servicer's receipt thereof.


                                   ARTICLE X

                         MATTERS RELATING TO THE ISSUER

                 Section 10.1. Recourse. Except as otherwise expressly provided herein, the Issuer is purchasing and will purchase the Purchased Receivables without recourse to the Seller (or any Selling Subsidiary) or the respective Servicer or the Master Servicer, and the Issuer shall bear all economic benefit and economic risk of loss inherent in owning the Purchased Receivables. The Issuer, as opposed to the Seller (or any Selling Subsidiary) or the Servicers, shall bear all losses arising out of any default of the Obligor with respect to any Purchased Receivable while such Purchased Receivable is owned by the Issuer.

                 Section 10.2. Inspection of Books and Records. The Issuer and the Trustee shall have the right to review and inspect the Seller's, Master Servicer's and Servicers' books and records as such books and records apply to the respective Purchased Receivables and to make copies and extracts therefrom and cause such books and records, as they relate to the respective Purchased Receivables, to be audited by a firm of Independent public accountants selected by the Issuer.

                                   ARTICLE XI

                                   INDEMNITY

                 Section 11.1. Indemnity. (a) By the Seller. The Seller agrees to indemnify the Issuer, the Holders of the Health Care Notes and the Trustee (the "Indemnified Parties") and each of them against any and all losses, liabilities, claims, damages, costs and expenses (including without limitation reasonable fees and expenses of counsel) imposed on, asserted against or suffered or incurred by, any of them and which in any way arise out of or relate to:

                 (i) any taxes which may be asserted or imposed at any time in respect of purchases, sales, repurchases and resales of any Purchased Receivable;

                 (ii) the lack of enforceable ownership and/or first perfected priority and general first Lien status against all Persons (including without limitation any bankruptcy trustee or similar Person) in favor of the Issuer in any Purchased Receivable or any direct or indirect Proceeds thereof;

                 (iii) the inaccuracy in any material respect at any time made or deemed made of the Receivables Information or of any representation or warranty made by the Seller (or any of its Authorized Officers) hereunder or under any Related Document or in any information or report delivered by the Seller pursuant hereto;

                 (iv) the failure by the Seller to comply with any applicable Requirement of Law or Contractual Obligation with respect to any of its Purchased Receivables;

                 (v) any failure of the Seller to perform its duties or obligations hereunder in accordance with the provisions of this Agreement;

                 (vi) any non-compliance by the Seller with the "bulk transfer" or analogous laws of any jurisdiction or jurisdictions; or

                 (vii) any Regulatory Change which (i) changes the method or basis of taxation of any amounts payable to the Issuer under this Agreement in respect of any Purchased Receivables or (ii) imposes any other condition affecting any Related Document.

                 (b) By Each Selling Subsidiary. Each Selling Subsidiary agrees to indemnify the Indemnified Parties, and each of them, against any and all losses, liabilities, claims, damages, costs and expenses (including without limitation reasonable fees and expenses of counsel) imposed on, asserted against or suffered or incurred by any of them and which in any way arise out of or relate to:

                 (i) the inaccuracy in any material respect at any time made or deemed made of the Receivables Information or of any representation or warranty made by such Selling Subsidiary (or any of its Authorized Officers) hereunder or under any Related Document or in any information or report delivered by it pursuant hereto;

                 (ii) the failure by such Selling Subsidiary to comply with any applicable Requirement of Law or Contractual Obligation with respect to any of its respective Purchased Receivables;

                 (iii) any failure of such Selling Subsidiary to perform its duties or obligations under this Agreement and under its respective Selling Subsidiary Agreement in accordance with the provisions hereof and thereof; or

                 (iv) any non-compliance by such Selling Subsidiary in connection herewith or with its respective Selling Subsidiary Agreement with the "bulk transfer" or analogous laws of any jurisdiction or jurisdictions.

                 (c) Third Party Claims. Any Indemnified Party shall notify the Seller or the respective Selling Subsidiary (each, an "Indemnifying Party"), as the case may be, promptly after such Indemnified Party's receipt of notice, or such Indemnified Party otherwise becoming aware, of any third party claims with respect to which indemnification may be sought under this Section
11.1. Such notice shall be in writing and shall be delivered in accordance with the provisions of Section 12.6 hereof. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other Indemnifying Party, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party under this Subsection (c) for any legal fees and expenses subsequently incurred by such Indemnified Party in connection with the defense thereof. Any one or more of the Indemnified Parties shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Indemnified Parties unless (i) the employment of such has been specifically authorized in writing by the Indemnifying Party or (ii) representation of both the Indemnifying Party and such Indemnified Party or Indemnified Parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not be liable for any settlement of any such action effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff in any such action with or without consent, the Indemnifying Party agrees to indemnify and hold harmless the Indemnified Parties from and against any loss or liability by reason of such settlement or final judgment. Notwithstanding the foregoing, if an Indemnified Party refuses to consent to a bona fide offer of settlement of a third party claim that the Indemnifying Party is willing to accept, the Indemnified Party may continue to pursue the matter at its own expense, but the Indemnifying Party's liability shall be limited to the amount of such settlement. If the Indemnifying Party elects not to participate in a matter in any way, all legal and other expenses reasonably incurred by the

Indemnified Party with respect to such third party claim shall be for the account of the Indemnifying Party. Any indemnification will be paid promptly upon demand therefor.

                 (d) Indemnity Not to Provide Recourse. The parties intend that this Section 11.1 not be applied to provide direct or indirect assurance to any Indemnified Party against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, the related Obligor on, or the collectability of, any Purchased Receivable.


                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

                 Section 12.1. Transfer Termination Date. No purchase of any Receivable by the Issuer may occur subsequent to the Transfer Termination Date.

                 Section 12.2. Termination of Agreement; Sale of Receivables. This Agreement shall terminate on the date on which all principal, premium, if any, and interest on all Health Care Notes and all amounts due hereunder and under the Related Documents shall have been indefeasibly paid in full. Notwithstanding any such termination, all obligations under Sections 2.2 and 5.4 and under Articles VI, IX and XI shall survive.

                 Section 12.3. Amendment. Subject to Section 12.16, this Agreement may be amended only in writing signed by Beverly, the Servicers, the Seller, each Selling Subsidiary, the Master Servicer, and the Issuer consented to in the manner set forth in Section 8.6 or Section 8.7 of the Indenture, as applicable. Contemporaneously therewith, the Seller shall give written notice of any such amendment to the Rating Agency.

                 Section 12.4. Intention of the Parties. It is the intention of the parties hereto that the transactions arising under this Agreement be treated as a present and absolute sale of the Purchased Receivables. The terms of this Agreement shall be construed to further this intention of the parties. In the event that such transactions are held by a court of competent jurisdiction not to constitute a sale, the parties hereto intend that such transactions constitute the grant of (and the parties hereto hereby grant and agree that, in such event, the applicable parties shall have, by the provisions of this Agreement, granted) a security interest in all of the Seller's (and each Selling Subsidiary's) right, title and interest in and to the Purchased Receivable and the Proceeds thereof and that this Agreement constitute a security agreement under applicable law.

                 SECTION 12.5. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. THE PARTIES HERETO EACH IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, EACH HEREBY IRREVOCABLY WAIVING ANY OBJECTION TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING SO BROUGHT AS WELL AS ANY CLAIM OF INCONVENIENT FORUM. THE PARTIES HERETO EACH HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR

PROCEEDING WITH RESPECT TO THIS AGREEMENT, OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SPECIFIED AT THE TIME FOR NOTICES UNDER THIS AGREEMENT OR TO ANY OTHER ADDRESS OF WHICH IT SHALL HAVE GIVEN WRITTEN NOTICE TO THE OTHER PARTIES. THE PARTIES HERETO EACH WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL CLAIM OF ERROR BY REASON OF SUCH SERVICE, IF MADE PURSUANT TO THE TERMS HEREOF, AND AGREES THAT SERVICE IN SUCH MANNER SHALL CONSTITUTE VALID PERSONAL SERVICE UPON IT AND SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS. THE FOREGOING SHALL NOT LIMIT THE ABILITY OF ANY PARTY HERETO TO BRING SUIT IN THE COURTS OF ANY JURISDICTION. THE PARTIES HERETO EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT CAN EFFECTIVELY DO SO UNDER APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE RELATED DOCUMENTS.

          Section 12.6.   Notices.   All notices, demands, instructions and
other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express (by U.S. Postal Service or other nationally recognized overnight delivery service) mail, postage prepaid, return receipt requested, or by confirmed telecopy or prepaid telegram (with messenger delivery specified in the case of a telegram) and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this Section 12.6. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

                 If to the Issuer:

                          Beverly Funding Corporation
                          5111 Rogers Avenue
                          Suite 40-A
                          Fort Smith, Arkansas 72919-5600
                          Attention: Financial Reporting
                          Telephone: (501) 484-8984





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
                          Telecopy:  (501) 484-8608

                 with a copy to:

                          Beverly Enterprises, Inc.
                          5111 Rogers Avenue
                          Suite 40-A
                          Fort Smith, Arkansas 72919-5600
                          Attention: Treasurer
                          Telephone: (501) 484-8902
                          Telecopy:  (501) 484-8916

                 If to the Seller:

                          Beverly California Corporation
                          5111 Rogers Avenue
                          Suite 40-A
                          Fort Smith, Arkansas 72919-5600
                          Attention: Treasurer
                          Telephone: (501) 484-8902
                          Telecopy:  (501) 484-8916

                 If to any Selling Subsidiary:

                          Beverly California Corporation
                          5111 Rogers Avenue
                          Suite 40-A
                          Fort Smith, Arkansas 72919-5600
                          Attention: Treasurer
                          Telephone: (501) 484-8902
                          Telecopy:  (501) 484-8916

                 If to the Master Servicer:

                          Beverly California Corporation
                          5111 Rogers Avenue
                          Suite 40-A
                          Fort Smith, Arkansas 72919-5600
                          Attention: Treasurer
                          Telephone: (501) 484-8902
                          Telecopy:  (501) 484-8916

                 If to the Trustee:

                          Chemical Bank
                          450 West 33rd Street
                          15th Floor
                          New York, New York  10001
                          Attention: Structured Finance Services - ABS
                          Telephone:  (212) 946-8600
                          Telecopy:   (212) 946-3916


or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Copies of all notices delivered pursuant to Section 2.3 and notices of all events required to be delivered to the Rating Agency shall also be delivered to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Asset Backed Surveillance Department.

                 Section 12.7. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                 Section 12.8. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 8.2 and 9.2, this Agreement may not be assigned by any party without the prior consent of the Issuer and of the Trustee.

                 Section 12.9. Further Assurances. The Seller, each Selling Subsidiary, Beverly, the Master Servicer and each Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Issuer, the Trustee or the Holders of at least 50% in Aggregate Outstanding Amount of any Series of Health Care Notes to more fully effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Purchased Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

                 Section 12.10. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Issuer, the Trustee or any other Person entitled to rights or benefits hereunder, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                 Section 12.11. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                 Section 12.12.   Binding Effect; Benefit of Agreement.
Subject to Section 12.8, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall also inure to the benefit of the Trustee and the Holders of the Health Care Notes, each of which is hereby expressly declared to be a third party beneficiary hereof. Subject to the foregoing, no Person not a party to this Agreement shall be deemed to be a third party beneficiary of this Agreement, nor shall any Person be empowered to enforce the provisions of this Agreement, except as set forth in the preceding sentence and to the extent such Person becomes a permitted successor or assign hereunder.

                 Section 12.13. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, each Selling Subsidiary, the Servicers, Beverly, the Master Servicer, the Seller and any Health Care Noteholders by entering into this Agreement or purchasing the Health Care Notes shall not, prior to the date which is 370 days after the termination of this Agreement, acquiesce, petition or otherwise, directly or indirectly, invoke or cause the Issuer to invoke the process of any court of Governmental Authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

                 Section 12.14. Headings. The headings herein are for purpose of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                 Section 12.15. General Provision as to Payments. Except as otherwise expressly provided herein, all payments hereunder (including without limitation all net settlements occurring on any Distribution Date) shall be made prior to 11:00 a.m. New York City Time on the date specified therefor and in funds immediately available in The City of New York.

                 Section 12.16. Additional Parties Hereto. (a) In the event that (x) one or more direct or indirect wholly-owned subsidiaries of Beverly (other than the Selling Subsidiaries), now owned or hereafter acquired, is primarily engaged in the same business as is conducted on the Effective Date by the Seller and any Selling Subsidiary, or (y) Beverly reorganizes its corporate structure such that facilities generating Included Receivables on the Effective Date (or acquired as contemplated by clause (x)) are owned by one or more additional wholly-owned subsidiaries of Beverly, any or all of the wholly-owned subsidiaries referred to in clause (x) and (y) may, following 30-days' advance written notice to the Rating Agency and the Trustee, become parties to this Agreement upon delivery to the Issuer and the Trustee of:

                 (i) a duly executed instrument in writing reasonably satisfactory to them, agreeing to become a party to this Agreement with the same effect as if named herein in a similar capacity (including, without limitation in their capacities as Servicers) as a Selling Subsidiary;

                 (ii) a duly executed Selling Subsidiary Agreement with the Seller;

                 (iii) documents relating to such subsidiary of the kind delivered by the Selling Subsidiaries as of the Effective Date pursuant to clauses (a) through (d), (i), (j), (k), (l) and, if applicable, clause (p) of clause (2) of Schedule I hereto and a list of Excluded Facilities, if any, of such subsidiary of the kind listed in Schedule II hereto; and

                 (iv) written evidence of satisfaction of the Rating Agency Condition.

                 (b) Upon the addition of any wholly-owned subsidiary of Beverly as a party hereto as contemplated by Subsection (a) above and without further act or documentation of any kind, the provisions of this Agreement and the Related Documents shall be deemed amended such that such subsidiary assumes obligations, and is entitled to rights of, and the other provisions of this Agreement and the Related Documents (including, without limitation, Article IX hereof) apply to the same extent as the same apply to, the Selling Subsidiaries as of the Effective Date (including without limitation in their capacities as Servicers) on the Effective Date.

                 Section 12.17. Assignment of this Agreement. The Seller and the Selling Subsidiaries acknowledge that the Issuer has granted the Trustee a security interest in and Lien on the Purchased Receivables and other Collateral and its right, title and interest in this Agreement.

                 Section 12.18. Limitation of Liability of Trustee. Notwithstanding anything contained herein to the contrary, this Agreement has been acknowledged and accepted by Chemical Bank not in its individual capacity but solely as Trustee under the Indenture, and in no event shall Chemical Bank have any liability for the representations, warranties, covenants, agreements or other obligations of the Seller, Master Servicer, Beverly and each Servicer hereunder or in any of the certificates, notices or agreements delivered by any such Person pursuant hereto.

                 Section 12.19. Entire Agreement. This Agreement and the Related Documents constitute the entire agreement among the parties hereto.



         [The remainder of this page has been intentionally left blank]

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.



ISSUER:                           BEVERLY FUNDING CORPORATION
- ------


                                  By:  /s/ Schuyler Hollingsworth, Jr.
                                      ----------------------------------
                                  Title:  Senior Vice President and Treasurer

SELLER:                           BEVERLY CALIFORNIA CORPORATION
- ------


                                  By:  /s/ Schuyler Hollingsworth, Jr.
                                      --------------------------------
                                  Title:  Senior Vice President and Treasurer


SELLING SUBSIDIARIES:             BEVERLY ENTERPRISES - ALABAMA, INC.
- --------------------              BEVERLY ENTERPRISES - ARKANSAS, INC.
                                  BEVERLY ENTERPRISES - ARIZONA, INC.
                                  BEVERLY ENTERPRISES - CALIFORNIA, INC.
                                  BEVERLY ENTERPRISES - FLORIDA, INC.
                                  BEVERLY ENTERPRISES - GEORGIA, INC.
                                  BEVERLY ENTERPRISES - INDIANA, INC.
                                  BEVERLY ENTERPRISES - MASSACHUSETTS, INC.
                                  BEVERLY ENTERPRISES - MARYLAND, INC.
                                  BEVERLY ENTERPRISES - MINNESOTA, INC.
                                  BEVERLY ENTERPRISES - MISSOURI, INC.
                                  BEVERLY ENTERPRISES - NEBRASKA, INC.
                                  BEVERLY ENTERPRISES - NEW JERSEY, INC.
                                  BEVERLY ENTERPRISES - NORTH CAROLINA, INC.
                                  BEVERLY ENTERPRISES - OHIO, INC.
                                  BEVERLY ENTERPRISES - OREGON, INC.
                                  BEVERLY ENTERPRISES - PENNSYLVANIA, INC.
                                  BEVERLY ENTERPRISES - SOUTH CAROLINA, INC.
                                  BEVERLY ENTERPRISES - TENNESSEE, INC.
                                  BEVERLY ENTERPRISES - TEXAS, INC.
                                  BEVERLY ENTERPRISES - VIRGINIA, INC.
                                  BEVERLY ENTERPRISES - WISCONSIN, INC.
                                  BEVERLY SAVANNA CAY MANOR, INC.
                                  COLUMBIA - VALLEY NURSING HOME, INC.
                                  CONTINENTAL CARE CENTERS OF COUNCIL BLUFFS,
                                  INC.
                                  HOSPITAL FACILITIES CORPORATION
                                  LIBERTY NURSING HOMES, INCORPORATED

                                  MODERN CARE OF LUMBERTON, INC.
                                  NURSING HOME OPERATORS, INC.
                                  PETERSEN HEALTH CARE, INC.
                                  VANTAGE HEALTH CARE CORPORATION


                                  By:      /s/ Schuyler Hollingsworth, Jr.
                                           --------------------------------
                                           Name:   Schuyler Hollingsworth, Jr.
                                           Title:  Senior Vice President and
                                                   Treasurer


BEVERLY:                          BEVERLY ENTERPRISES, INC
- -------


                                  By:   /s/ Schuyler Hollingsworth, Jr.
                                       ---------------------------------
                                  Title: Senior Vice President and Treasurer


AGREED TO AND ACKNOWLEDGED BY:

CHEMICAL BANK, as Trustee


By:   /s/ Regina Bishop
     --------------------
Title:  Assistant Vice President

                                                                      SCHEDULE I


                 The Effective Date shall be subject to (1) satisfaction on and as of the Effective Date of the following conditions:

(a) the representations and warranties of the Seller, each Selling Subsidiary and of Beverly contained herein shall be true and correct;

                          (b) the Related Documents shall all have been duly executed and delivered and be in full force and effect;

                          (c) the Issuer shall have amended its Certificate of Incorporation, and each of the Issuer, the Seller, Beverly and each Selling Subsidiary shall have taken all appropriate corporate action, to permit and authorize the transactions contemplated by the Related
                                           Documents;

                          (d) the Series 1994-A Health Care Notes shall have been rated Aa by Moody's;

                          (e) no Amortization Event shall have occurred or be impending; and

                          (f) Beverly shall have paid or caused to be paid all accrued fees and expenses of the Issuer and of the placement agent for the Series 1994-A Health Care Notes, including the fees and expenses of counsel (provided that Beverly's obligation with respect to the fees, but not disbursements, of counsel for the placement agent shall be limited to $100,000), in connection with the preparation, execution and delivery of the Related Documents and the consummation of the transactions contemplated thereby, which fees and expenses shall have been notified to Beverly at least one Business Day prior to the Closing Date;

                          (g) the Purchase Money Note and the Beverly Note under the Original Agreement shall have been cancelled and any outstandings thereunder, either paid off or, in the case of the Beverly Note, converted to capital surplus;

                          (h) Beverly shall have provided the Issuer with an initial capital contribution such that the Net Purchased Receivables shall exceed the Minimum Required
                                           Receivables Balance on the Effective
                                           Date.

and (2)  to receipt by the Issuer and the Trustee of the following documents:

                          (a)              a copy of the Issuer's, the
                                           Seller's, each Selling Subsidiary's,
                                           and Beverly's corporate charters and
                                           all amendments thereto, certified as
                                           of a recent date by the respective
                                           Secretaries;

                          (b) copies of certificates of recent date, issued by the Secretary of State of their respective states of incorporation, as to the legal existence and good standing of the Issuers, the Sellers, each Selling Subsidiary and Beverly;

                          (c) duly certified copies of: the Issuer's, the Seller's, each Selling Subsidiary's, and Beverly's bylaws and board of directors resolutions approving the execution, delivery and performance of the Related Documents to which each is, respectively, a party and the transactions contemplated thereby;
                                           and evidence of the authority and
                                           incumbency of specified officers of
                                           the Issuer, the Seller, each Selling
                                           Subsidiary and Beverly to execute
                                           the Related Documents to which each
                                           is, respectively, a party;

                          (d)              favorable opinions of: (I) Robert W.
                                           Pommerville, Esq., as counsel to the
                                           Issuer and as counsel to Beverly,
                                           the Seller and the Selling
                                           Subsidiaries, and (II) Girior &
                                           Gregory;

                          (e) a "true sale" opinion of Orrick, Herrington & Sutcliffe;

                          (f) a "non-consolidation" opinion of Weil, Gotshal & Manges;

                          (g) a general corporate opinion of Weil, Gotshal & Manges;

                          (h) a California perfection opinion of Orrick, Herrington & Sutcliffe;

                          (i) an opinion of Reed Smith Shaw & McClay as to compliance with applicable federal and state transfer restrictions;

                          (j) a certificate, addressed to Orrick, Herrington & Sutcliffe, and to Weil Gotshal & Manges, of the Treasurer of Beverly;

                          (k) copies of Requests for Information or Copies (Form UCC-11), dated as of a recent date, listing all conflicting financing statements on file in all states in which the Seller, or any Selling Subsidiary (or any predecessor) has facilities originating Included Receivables or maintains Records pertaining to Included Receivables that name the Seller or any Selling Subsidiary (or any predecessor of either) as debtor or assignor together with copies of all such listed financing statements, which shall show no filings other than those described in (l) below;

                          (l) copies of financing statements (Form UCC-1) naming the Seller, or any Selling Subsidiary as debtor/assignors and the Issuer (or in the case of any Selling
                                           Subsidiary, the Seller) as
                                           assignee/secured party and
                                           containing an indication of
                                           assignment thereof to the Trustee
                                           (or, in the case of any Selling
                                           Subsidiary, assignment thereof to
                                           the Seller and the Trustee) of all
                                           Included Receivables now existing or
                                           hereafter acquired or created and
                                           all Proceeds thereof, filed in the
                                           office of the Secretary of State of
                                           Arkansas and all states in which
                                           they have facilities originating
                                           Included Receivables or maintains
                                           Records pertaining to Included
                                           Receivables (and, in any case where
                                           there is only one such office in a
                                           State, with the appropriate local
                                           filing office);

                          (m) Certificate as to termination of the Issuer's Commercial Paper Program;

                          (n) Certificate as to termination of the Liquidity Agreement;

                          (o)              UCC-3's terminating UCC-1's
                                           previously in favor of Collateral
                                           Agent;

                          (p) such other documents, opinions or certificates as the Issuer or the Trustee may reasonably request; and

                          (q)              cross receipts.

                 UPON ISSUANCE OF THE SERIES 1994-A HEALTH CARE NOTES, ALL CONDITIONS TO THE EFFECTIVE DATE SHALL BE IRREVOCABLY DEEMED SATISFIED.

                                                                       EXHIBIT A





                 FIRST AMENDMENT AND RESTATEMENT, dated as of December 1, 1994 to AGREEMENT dated as of December 1, 1990 (this "Agreement") (the "Original Agreement") between [________________________], a _____________ corporation
("Selling Subsidiary") and Beverly California Corporation, a California corporation ("Seller").

                 WHEREAS, Selling Subsidiary and Seller are each direct or indirect wholly-owned subsidiaries of Beverly Enterprises, Inc. ("Beverly"); and

                 WHEREAS, Selling Subsidiary and Seller have entered into a Master Sale and Servicing Agreement (the "Original Sale and Servicing Agreement"), dated as of December 1, 1990, with, inter alia, Beverly Funding Corporation (the "Issuer") and others pursuant to which the Issuer has, prior to the date hereof, purchased Seller's Included Receivables (as defined therein); and Selling Subsidiary has availed itself indirectly of the benefits of the Original Sale and Servicing Agreement by selling its Included Receivables to Seller (for resale by Seller to the Issuer pursuant to the Original Sale and Servicing Agreement) on the same terms (except as specified herein) as are applicable to sales by Seller to the Issuer under the Original Sale and Servicing Agreement; and

                 WHEREAS, the Original Sale and Servicing Agreement is being amended and restated by the First Amendment and Restatement thereof (the "Sale and Servicing Agreement"), dated as of December 1, 1994 and the Selling Subsidiary desires to continue to be able to sell its Included Receivables to Seller for resale to the Issuer under the Sale and Servicing Agreement.

                 NOW, THEREFORE, the parties hereto hereby agree as follows:

                 1. Definitions; Interpretation. (a) Capitalized terms used herein undefined shall have the respective meanings ascribed in the Sale and Servicing Agreement.

                 (b) It is the intention of the parties that the transactions pursuant hereto constitute a present and absolute sale of the Included Receivables to the same extent as specified for sales under the Sale and Servicing Agreement in Section 12.4 thereof.

                 2. Sales of Receivables. (a) Prior to the Effective Date, the Selling Subsidiary has, pursuant to the Original Agreement, sold, transferred, assigned, set over and conveyed to the Seller all its right, title and interest in certain Receivables previously conveyed hereunder. On the Effective Date, all Effective Date Receivables shall, without any action by Selling Subsidiary or any other Person, be deemed to have been sold hereunder, and the Additional Receivables are hereby sold hereunder, and the Effective Date Receivables and Additional Receivables shall thereafter be held (or disposed of) pursuant to the terms of this Agreement and the Related Documents.

                 (b) On the terms and conditions hereinafter set forth, the Selling Subsidiary shall sell, and Seller shall make purchases on each Business Day after the Effective Date prior to the Transfer Termination Date, of all of Selling Subsidiary's right, title and interest in its Included Receivables created subsequent to the last sale hereunder. Pursuant to the Sale and Servicing Agreement and the Related Documents (as defined therein), the Seller will sell such Included Receivables to the Issuer. The Selling Subsidiary hereby consents to, and approves of, the arrangements documented by the Sale and Servicing Agreement and the Related Documents.

                 (c) Selling Subsidiary hereby sells, transfers, assigns, sets-over and otherwise conveys (without recourse, except as expressly provided in the Sale and Servicing Agreement), and Seller hereby purchases, on each Business Day after the Effective Date prior to the Transfer Termination Date, all of Selling Subsidiary's right, title and interest in its Included Receivables created subsequent to the last sale hereunder. The purchase price therefor shall be the Purchase Price under the Sale and Servicing Agreement for the sale of such Included Receivables by the Seller to the Issuer. Payments of (and adjustments to) the purchase price hereunder and all other terms and conditions applicable to each sale hereunder shall be the same (except: (i) as pertain to the right of the Seller to designate Included Facilities pursuant to
Section 2.1(d) thereof (which right shall continue to be exercised only by the Seller notwithstanding its effect on sales hereunder), (ii) as pertain to the Master Servicer or to any Servicer other than Selling Subsidiary, (iii) as pertain to segregation of funds in separate accounts and (iv) the provisions of
Section 6.3 thereof (which shall continue to apply as therein specified but are not incorporated herein by reference)) as would be applicable under the Sale and Servicing Agreement if Selling Subsidiary were the Seller thereunder and Seller the Issuer thereunder, which terms shall, mutatis mutandis, be deemed incorporated herein in their entirety by this reference. Without limiting the generality of the foregoing, (x) Selling Subsidiary, with respect to its Included Receivables, makes to Seller each of the representations, warranties and agreements (including without limitation those requiring repurchase of, or payments in respect of adjustments to, Purchased Receivables) made by Seller to the Issuer with respect to the Purchased Receivables under the Sale and Servicing Agreement; and (y) the Seller and Selling Subsidiary shall be bound by the other provisions of the Sale and Servicing Agreement as if (except as provided above for Section 6.3 thereof) the Seller were the Issuer and the Selling Subsidiary were the Seller thereunder.

                 The provisions of the Sale and Servicing Agreement dealing with the Selling Subsidiary or its Selling Subsidiary Receivables shall continue to apply as specified therein, unaffected by the provisions of this Agreement.

                 3. Termination. Either Selling Subsidiary or Seller may terminate future sales of Included Receivables hereunder upon 30 days written notice to the other and to the Trustee.

                 4.       Miscellaneous.

                 (a) Notices hereunder shall be given, and be effective, in the same manner as notices under the Sale and Servicing Agreement.

                 (b) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO EACH IRREVOCABLY SUBMIT TO THE NON- EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT. EACH HEREBY IRREVOCABLY WAIVING ANY OBJECTION TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING SO BROUGHT, AS WELL AS ANY CLAIM OF INCONVENIENT FORUM. THE PARTIES HERETO HEREBY EACH CONSENT TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE ADDRESS OF EACH OF THE PARTY SPECIFIED AT THE TIME FOR NOTICES UNDER THIS AGREEMENT OR TO ANY OTHER ADDRESS OF WHICH ANY PARTY SHALL HAVE GIVEN WRITTEN NOTICE TO THE OTHER PARTY. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL CLAIM OF ERROR BY REASON OF SUCH SERVICE, IF MADE PURSUANT TO THE TERMS HEREOF, AND AGREES THAT SERVICE IN SUCH MANNER SHALL CONSTITUTE VALID PERSONAL SERVICE UPON EACH PARTY AND SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT CAN EFFECTIVELY DO SO UNDER APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE RELATED DOCUMENTS.

                 (c) This Agreement may not be assigned by either party without the consent of the other party, the Issuer and the Trustee.

                 (d) This Agreement may not be amended or waived except by an instrument in writing signed by the party to be charged.

                 (e) Subject to (c) above, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns; provided, that, the Issuer, the Trustee and the Health Care Noteholders are each expressly declared to be third party beneficiaries of the agreements contained herein.

                 (f) This Agreement shall become effective upon the Effective Date under the Sale and Servicing Agreement.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                               BEVERLY CALIFORNIA CORPORATION


                                               By:______________________________
                                                          Title:


                                               [SELLING SUBSIDIARY]


                                               By:______________________________
                                                          Title:

                                                                       EXHIBIT B




                             CONFIRMING ASSIGNMENT


                 CONFIRMING ASSIGNMENT No. ___ OF RECEIVABLES, dated as of ______________________, between Beverly California Corporation, a California corporation (the "Seller") and Beverly Funding Corporation, a Delaware corporation (the "Issuer") pursuant to Sections 2.1(b) and (c) of the Sale and Servicing Agreement referred to below.

                              W I T N E S S E T H:

                 WHEREAS, pursuant to the First Amendment and Restatement (the "Sale and Servicing Agreement"), dated as of December 1, 1994, to the Master Sale and Servicing Agreement (the "Original Agreement"), dated as of December 1, 1990, the Seller wishes to confirm the conveyance of the Purchased Receivables to the Issuer.

                 The parties hereto agrees as follows:

                 1. Defined Terms. All capitalized terms used herein shall have the meanings specified in the Sale and Servicing Agreement.

                 2. List of Transferred Purchased Receivables. The Seller hereby confirms that on the [Effective Date (with respect to the Effective Date Receivables and Additional Receivables [__________ [insert applicable month and year] Distribution Date (with respect to the Purchased Receivables transferred during the immediately preceding Collection Period)], the Seller delivered to the Issuer a computer file list, dated as of [the last day of the month prior to the Effective Date] [_______ days prior to such Distribution Date containing a true and complete list of all [Included Receivables so previously sold by the Seller as of the Effective Date] [Purchased Receivables sold by it to the Issuer during the immediately preceding Collection Period], in which such Included Receivables are identified by name of the patient, the month during which service was provided and the amount due.

                 3. Confirmation of Conveyance of Purchased Receivables. The Seller hereby sells, transfers, assigns, sets over and conveys for fair value (receipt and sufficiency of which is hereby acknowledged) and in accordance with Section 2.1 of the Sale and Servicing Agreement to the Issuer without recourse (except as expressly provided in the Sale and Servicing Agreement) of all of its right, title and interest in, to and under all [Effective Date Receivables and Additional Receivables] [the Purchased Receivables transferred during the ______________ Collection Period], all moneys due or to become due and all amounts received with respect thereto and all "proceeds" (as defined in Section 9-306 of the UCC) and confirms that such sale, transfer, assignment, set over and conveyance does not constitute and is not intended to result in a creation or an assumption by the Issuer of any obligation of the Servicer or any other Person in connection with [such Receivables] [the Purchased Receivables] or under any agreement or instrument relating thereto, including, without limitation, any obligation to any Person.

                 4. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                 IN WITNESS WHEREOF, the undersigned has caused this Confirming Assignment to be duly executed and delivered by its duly authorized officer on the day and the year first above written.

                                               BEVERLY CALIFORNIA CORPORATION


                                               By: _____________________________
                                                          Title:



                                               BEVERLY FUNDING CORPORATION


                                               By: _____________________________
                                                          Title:

                                                                       EXHIBIT C





                FORM OF SELLING SUBSIDIARY CONFIRMING ASSIGNMENT


                 CONFIRMING ASSIGNMENT No. ____ OF RECEIVABLES, dated as of ______________, between the Selling Subsidiaries listed on the signature pages hereto (the "Sellers") and Beverly California Corporation, a California corporation ("Beverly California") pursuant to Sections 2.1(b) and (c) of the Sale and Servicing Agreement referred to below.

                              W I T N E S S E T H:

                 WHEREAS, pursuant to the First Amendment and Restatement (the "Sale and Servicing Agreement"), dated as of December __, 1994, to the Master Sale and Servicing Agreement (the "Original Agreement"), dated as of December 1, 1990, the Sellers wish to confirm the conveyance of Purchased Receivables to Beverly California (which Purchased Receivables have been, or are being, conveyed to the Issuer by Beverly California).

                 The parties hereto agree as follows:

                 1. Defined Terms. All capitalized terms used herein shall have the meanings specified in the Sale and Servicing Agreement.

                 2. List of Transferred Purchased Receivables. The Sellers hereby confirm that on the */[Effective Date (with respect to its Effective Date Receivables and Additional Receivables)] [__________ insert applicable month and year] Distribution Date (with respect to the Purchased Receivables transferred during the immediately preceding Collection Period)], the Sellers delivered to Beverly California a computer file list, dated as of *[the last day of the month prior to the Effective Date] [___ days prior to such Distribution Date], containing a true and complete list of all *[such Effective Date Receivables and Additional Receivables] [Purchased Receivables sold by it to Beverly California and owned by Beverly California during the preceding Collection Period, after giving effect to all additions or removals to or prior on such Distribution Date], in which *[such Effective Date and Additional Receivables] [Purchased Receivables transferred during the immediately preceding Collection Period] are identified by name of the patient, the month during which service was provided and the amount due.





__________________________________

*/: use only on Effective Date

                 3. Confirmation of Conveyance of Purchased Receivables. The Sellers hereby confirm the sale, transfer, assignment, set over and conveyance for fair value (receipt and sufficiency of which is hereby acknowledged) and in accordance with the First Amendment and Restatement (the "Selling Subsidiary Agreement"), dated as of December __, 1994, to the Agreement (the "Original Subsidiary Agreement"), dated as of December 1, 1990 between the Sellers and Beverly California, without recourse (except as expressly provided in the Selling Subsidiary Agreement) of all of its right, title and interest in, to and under *[all Effective Date Receivables and Additional Receivables] [the Purchased Receivables], all moneys due or to become due and all amounts received with respect thereto and all "proceeds" thereof (as defined in Section 9-306 of the UCC) and confirms that such sale, transfer, assignment, set over and conveyance does not constitute and is not intended to result in a creation or an assumption by Beverly California of any obligation of the Sellers or any other Person in connection with *[such Receivables] [the Purchased Receivables] or under any agreement or instrument relating thereto, including, without limitation, any obligation to any Person.

                 4. Acknowledgment of Conveyance to Issuer. The Sellers hereby acknowledge and agree that except as provided in Section 3 hereof, all right, title and interest in *[such Receivables] [the Purchased Receivables], all money due or to become due and all amounts received with respect hereto and all "proceeds" thereof (as defined in Section 9-306 of the UCC), the conveyance of which to Beverly California is confirmed hereby, have been (or are being) sold, transferred, assigned, set-over and conveyed by Beverly California to the Issuer in accordance with Section 2.1 of the Sale and Servicing Agreement.

                 5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                 IN WITNESS WHEREOF, the undersigned has caused this Confirming Assignment to be duly executed and delivered by its duly authorized officer on the day and year first above written.

                                               [SELLING SUBSIDIARY]



                                               By: _____________________________



                                               BEVERLY CALIFORNIA CORPORATION


                                               By: _____________________________

                                                                       EXHIBIT D



                                  DAILY REPORT

                                 [See attached]

                                                                       EXHIBIT E




                              DAILY TRUSTEE REPORT

                                 [See Attached]





                                     E-B1

                                                                       EXHIBIT F



                             MONTHLY TRUSTEE REPORT

                                 [See Attached]





                                      F-1